Exhibit 10.7

LOAN AGREEMENT
Dated as of January 18, 2018
By and Between
KBSGI 421 SW 6TH AVENUE, LLC,
as Borrower,
and
METROPOLITAN LIFE INSURANCE COMPANY,
as Lender
Property:
The Commonwealth Building
located at 401-421 SW 6th Avenue
Portland, Oregon

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Schedules and Exhibits

Schedule 4.1.15 – Current Construction of Improvements
Schedule 4.1.16(d) – Unilateral Termination Rights of Tenants
Schedule 4.1.16(e) – Payments of Rents or Security Deposits in Excess of One Month’s Rent
Schedule 4.1.21 – Material Agreements

Exhibit A – Legal Description
Exhibit B – Leasing Guidelines
Exhibit C – Rent Roll
Exhibit D – Organizational Chart
Exhibit E – Nondisturbance Agreement
Exhibit F – Form of Collateral Assignment

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LOAN AGREEMENT
THIS LOAN AGREEMENT (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), dated as of January 18, 2018 (the “Execution Date”), by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, having an address at One MetLife Way, Whippany, New Jersey 07981-1449 (together with its successors and assigns, “Lender”), and KBSGI 421 SW 6TH AVENUE, LLC, a Delaware limited liability company, having an address at c/o KBS Capital Advisors LLC, 800 Newport Center Drive, Suite 700, Newport Beach, California 92660 (“Borrower”).
All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.
W I T N E S S E T H:
WHEREAS, Borrower desires to obtain the Loan from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.
NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:
I.DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1    Definitions.
For all purposes of this Agreement, except as otherwise expressly provided:
“Accelerated Loan Amount” shall mean the Secured Indebtedness, and all other sums evidenced and/or secured by the Loan Documents, including without limitation any applicable prepayment fees.
“Advance Date” shall mean the date on which the Initial Loan Amount is disbursed to Borrower under the Loan.
“Affiliate” shall mean as to any Person, any other Person that, directly or indirectly, (i) owns more than ten percent (10%) of such Person, or (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person.
“Agreement” shall have the meaning set forth in the introductory paragraph hereto.
“ALTA” shall mean American Land Title Association or any successor thereto.

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“Application” shall mean the application submitted for the Loan by Borrower.
“Approved Plans and Specifications” shall have the meaning set forth in Section 6.2.3(a).
“Architect” shall have the meaning set forth in Section 6.2.3(a).
“Assignment of Leases” shall mean that certain first priority Assignment of Leases, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.
“Borrower” shall have the meaning set forth in the introductory paragraph hereto.
“Borrower’s Constituents” means the direct general partners, direct shareholders or direct members of Borrower, respectively as the case may be.
“Business Day” shall mean any day, Monday through Friday, on which Lender is conducting normal business operations.
“Business Income” shall mean the sum of (i) the total anticipated gross income from occupancy of the Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums, and taxes) that are the obligation of Tenants or occupants to Borrower, (iii) the fair market rental value of any portion of the Property occupied by Borrower, and (iv) any other amounts payable to Borrower or to any affiliate of Borrower pursuant to the Leases.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral Assignment” shall have the meaning set forth in Section 2.10.
“Compliance Party” shall have the meaning set forth in Section 4.1.29(b).
“Condemnation” shall mean a temporary or permanent taking by reason of any condemnation or similar eminent domain proceeding or by grant or conveyance in lieu of condemnation or eminent domain.
“Condemnation Proceeds” shall mean any and all compensation, awards, damages, proceeds and payments or relief for the Condemnation paid in connection with a Condemnation in respect of all or any part of the Property.

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“Conditional Advance(s)” shall have the meaning set forth in Section 2.12(a).
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person (subject to the rights of others to approve significant decisions), whether through ownership of voting securities, by contract or otherwise. The definition is to be construed to apply equally to variations of the word “Control” including “Controlled,” “Controlling” or “Controlled by.”
“Counterparty Opinion” shall have the meaning set forth in Section 2.10.
“Debt Yield” shall have the meaning set forth in Section 2.12(a)(v).
“Default Rate” shall mean an annual rate equal to the Interest Rate plus four percent (4%).
“Environmental Assessment” shall mean (i) that certain Phase I Environmental Site Assessment, dated April 2016, prepared by Ramboll Environ US Corporation (Project No. 045242IR) and (ii) that certain Phase I Environmental Site Assessment, dated December 13, 2017, prepared by ATC (Project No. 301MET0053).
“Environmental Indemnity” shall mean that certain Unsecured Indemnity Agreement, dated as of the date hereof, executed by Borrower, in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Environmental Policy” shall have the meaning set forth in Section 6.1.1(a)(xiii).
“EPI” shall have the meaning set forth in Section 6.1.1(a)(iii).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Event of Default” shall have the meaning set forth in Section 11.1.
“Execution Date” shall have the meaning set forth in the introductory paragraph hereof.
“Existing Leases” shall have the meaning set forth in Section 4.1.16(a).
“Extension Options” shall have the meaning set forth in Section 2.11(a) hereof.
“Extension Rate Reset Date” shall have the meaning set forth in Section 2.11(b).
“Final Lease Draft” shall have the meaning set forth in Section 5.1.9(e).
“Full Replacement Cost” shall have the meaning set forth in Section 6.1.1(a)(i).

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“Future Loan Amount Due To Conditional Advances” shall mean the amount equal to the combined total of Conditional Advances then advanced to Borrower under Section 2.12 hereof.
“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.
“General Transfer Requirements” shall have the meaning set forth in Section 8.1(b).
“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city, foreign or otherwise) whether now or hereafter in existence.
“Guaranty” shall mean any Guaranty of Recourse Obligations, whether dated as of the date hereof or subsequently, executed by Liable Party in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Hazardous Materials” shall include without limitation:
(i)    Those substances designated or defined as “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste”, in, or listed or regulated under, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended by Superfund Amendments and Reauthorization Act of l986 (Publ. L. 99-499 100 Stat. 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;
(ii)    Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);
(iii)    Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq.; (F) flammable explosives; or (G) radioactive materials;
(iv)    Any material, waste or substance which is included within any of the following: those substances defined as “hazardous waste,” “hazardous materials,” “hazardous substance,” “toxic substance,” “pollution,” or “wastes” in the Oregon Hazardous Waste Management Law, ORS Ch. 466, the Oregon Hazardous Materials Cleanup Laws, ORS Ch. 465,

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the Oregon Water Pollution Control Law, Ch. 468B and the Oregon Air Pollution Control Law, ORS Ch. 468A and in the regulations promulgated pursuant to such laws; and
(v)    Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.
Notwithstanding the foregoing, the term "Hazardous Materials" shall expressly exclude pre-packaged supplies, cleaning materials and other janitorial and maintenance supplies, paint and other hazardous materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property and in compliance with the Requirements of Environmental Laws.
“Impairment of the Security” shall mean any or all of the following: (i) any of the Leases covering more than 22,500 square feet existing immediately prior to the damage, destruction, condemnation or casualty shall have been cancelled, or shall contain any exercisable right to cancel as a result of the damage, destruction or casualty; (ii) the casualty or damage occurs during the last year of the term of the Loan; or (iii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence.
“Impositions” shall mean real estate and other taxes, assessments, water and sewer charges, and other license or permit fees, liens, fines, penalties, interest and other similar public and private claims which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property.
“Improvements” shall have the meaning set forth in the granting clause of the Security Instrument.
“Initial Loan Amount” shall mean $45,000,000.00, being the initial amount funded by Lender to Borrower on the Advance Date.
“Insolvent Entity” shall have the meaning set forth in Section 11.1(c).
“Insurance Proceeds” shall mean all insurance proceeds payable to Borrower in connection with the Property whether or not such insurance coverage is specifically required under the terms of this Agreement.
“Interest Rate” shall mean a rate per annum equal to the greater of (a) 2.05% or (b) the sum of (i) 180 basis points plus (ii) the LIBOR Rate.
“Interest Rate Cap Agreement” shall mean, as applicable, any interest rate cap agreement (together with the confirmation and schedules relating thereto), in form and substance satisfactory to Lender, between Borrower and the counterparty thereunder or any Replacement Interest Rate Cap Agreement, in each case which also satisfies the requirements set forth in Section 2.10.
“Investor” shall have the meaning set forth in Section 10.1.

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“Land” shall have the meaning set forth in the Security Instrument.
“Late Charge” shall mean an amount equal to four cents ($0.04) for each dollar that is overdue.
“Lease” shall mean all leases and all other agreements for possession of all or any portion of the Property, including all of the same now or hereafter existing, and all extensions, modifications, amendments, expansions and renewals of any of the same and all Lease Guaranties.
“Lease Guaranty” shall mean every guarantee of any obligation under any Lease, including all modifications and amendments to such guaranties.
“Leasing Agent” shall mean CBRE, INC., a Delaware corporation, or any other leasing agent approved in accordance with the terms and conditions of the Loan Documents.
“Leasing Agreement” shall mean the Leasing Services Agreement, dated as of July 7, 2016, together with all amendments thereto prior to the date hereof, entered into by and between Borrower’s representative, KBS CAPITAL ADVISORS LLC, a Delaware limited liability company, and Leasing Agent, and all amendments thereto entered into in accordance with the terms and conditions set forth in this Agreement, pursuant to which the Leasing Agent is to provide leasing services with respect to the Property.
“Leasing Guidelines” shall mean the Leasing Guidelines attached to this Agreement as Exhibit B, as the same may be amended, modified or supplemented in accordance with the provisions of this Agreement by Lender.
“Lender” shall have the meaning set forth in the introductory paragraph hereof.
“Lender’s Address for Insurance Notification” shall mean: Metropolitan Life Insurance Company, its affiliates and/or successors and assigns, One MetLife Way, Whippany, New Jersey 07981-1449, Attention: Real Estate Investors Insurance Manager.
“Liable Party” shall mean KBSGI REIT PROPERTIES, LLC, a Delaware limited liability company, and any other Person hereafter executing the Environmental Indemnity (other than Borrower) and/or any guaranty of any of Borrower’s obligations under the Loan Documents.
“LIBOR Business Day” shall mean a day both (i) commercial banks in London are open for international business (including dealings in U.S. dollar deposits), and (ii) any day Lender is open for business in New York City.
“LIBOR Rate” shall mean the one month London interbank offered rate for deposits in U.S. dollars rounded upwards, if necessary, to the nearest one one-hundredth (1/100th) of one percent appearing on the display designated as Reuters Screen LIBOR01 Page, or such other page as may replace LIBOR01 on that service (or such other service as may be nominated as the information vendor by the ICE Benchmark Administration (the “IBA”), or successor administrator to the IBA, for the purpose of displaying the IBA’s, or successor

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administrator’s, interest settlement rates for U.S. dollar deposits as the composite offered rate for London interbank deposits). If the aforementioned sources of the LIBOR Rate are no longer available, then the term “LIBOR Rate” shall mean the one month London interbank offered rate for deposits in U.S. dollars rounded upwards, if necessary, to the nearest one one-hundredth (1/100th) of one percent as shown on the appropriate Bloomberg Financial Markets Services Screen or any successor index on such service under the heading “USD”. In the event the LIBOR Rate is no longer available, it shall be replaced by the nearest equivalent or replacement benchmark rate as reasonably determined by Lender in its sole discretion. If the applicable rate as described above is below zero, LIBOR Rate will be deemed to be zero.
“Liens and Encumbrances” shall mean any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanic liens, tax liens or assessment liens (including any tax liens or assessment liens to secure repayment of any loan or other financing including, without limitation, any Property-Assessed Clean Energy Loan) regardless of whether or not they are subordinate to the lien created by the Security Instrument.
“Loan” shall mean, collectively, the indebtedness evidenced by the Note with interest at the rates set forth herein, all additional advances or fundings made by Lender, and any other amounts required to be paid by Borrower under any of the Loan Documents.
“Loan Amount” shall mean an amount equal to the Initial Loan Amount plus the Future Loan Amount Due To Conditional Advances.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Subordination of Management Agreement, the Subordination of Leasing Agreement, and any and all other documents now or hereafter executed and/or delivered to and accepted by Lender for the purpose of evidencing or securing the Loan (except the Environmental Indemnity and the Guaranty, if any), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. The Environmental Indemnity and the Guaranty, if any, are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents to the extent set forth therein.
“Loan Transfer” shall have the meaning set forth in Section 10.1.
“Management Agreement” shall mean the Real Estate Property Management Agreement, dated as of June 14, 2016, together with all amendments thereto prior to the date hereof, entered into by and between Borrower’s representative, KBS CAPITAL ADVISORS LLC, a Delaware limited liability company, and Manager, and all amendments thereto entered into in accordance with the terms and conditions set forth in this Agreement, pursuant to which the Manager is to provide management and other services with respect to the Property.
“Manager” shall mean CBRE, INC., a Delaware corporation or any other manager approved in accordance with the terms and conditions of the Loan Documents.
“Material Adverse Change” shall mean a material adverse change in (i) the condition (financial, physical or otherwise) of the Property and/or (ii) the financial condition of

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Borrower that would reasonably be expected to impair its ability to perform its obligations under the Loan Documents to which it is a party.
“Material Agreements” shall mean each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property (other than the Management Agreement, the Leasing Agreement and the Leases), (i) under which there is an obligation of Borrower to pay more than $100,000 per annum, (ii) the termination of which would materially adversely affect the Property or the operation thereof, or (iii) which is not terminable by the owner of the Property upon thirty (30) days’ or less notice without payment of a termination fee.
“Maturity Date” shall have the meaning set forth in Section 2.2.1(b), as the same may be extended in accordance with Section 2.11.
“Maximum Future Loan Amount” shall not exceed $6,400,000.00.
“MetLife” shall have the meaning set forth in Section 4.1.28.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Net Condemnation Proceeds” shall mean all Condemnation Proceeds less the cost, if any, to Lender of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees.
“Net Insurance Proceeds” shall mean Insurance Proceeds less the cost, if any, to Lender of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees.
“Nondisturbance Agreement” shall have the meaning set forth in Section 5.1.9(c).
“Note” shall mean that certain Promissory Note in the Loan Amount, dated as of the date hereof, made by Borrower in favor of Lender, as the same may be hereinafter amended, consolidated, split, severed, restated, replaced (whether by one or more replacement notes), supplemented, renewed, extended or otherwise modified from time to time.
“O&M Agreement” shall mean an Operations and Maintenance Agreement with respect to the Property, if any, reviewed and approved by Lender in connection with underwriting the Loan.
“OFAC” shall mean the United States Treasury Department's Office of Foreign Assets Control.
“OFAC Information” shall have the meaning set forth in Section 4.1.29(b).
“Permitted Exceptions” shall mean, collectively, (i) the lien and security interests created by the Loan Documents, (ii) those property specific exceptions to title recorded in the real estate records of the county where the Property is located and contained in Schedule B

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of the title insurance policy or policies which have been approved by Lender, (iii) Liens and Encumbrances, if any, for taxes imposed by any Governmental Authority not yet due or delinquent, (iv) inchoate mechanic’s liens incurred in the ordinary course provided the underlying obligation is not past due and (v) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion. Notwithstanding the foregoing, Permitted Exceptions shall not include any tax liens or assessment liens to secure repayment of any loan or other financing including, without limitation, any Property-Assessed Clean Energy Loan.
“Permitted Indebtedness” shall have the meaning set forth in Section 8.3.
“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” shall have the meaning set forth in the Security Instrument.
“Plan” shall have the meaning set forth in Section 4.1.5.
“Policies” and “Policy” shall mean all insurance provided for in Section 6.1.1(a) and obtained under valid and enforceable policies.
“Premiums” shall mean all premiums for the insurance policies required under this Agreement.
“Prepayment Commencement Date” shall mean the first day following the twelfth (12th) month following the month in which the Advance Date occurs.
“Projected NOI” shall have the meaning set forth in Section 2.12(a)(v).
“Property” shall mean the fee estate of Borrower, the Improvements thereon and all personal property owned by Borrower and encumbered by the Security Instrument, together with all rights pertaining to such property and Improvements, all as more particularly described in the granting clauses of the Security Instrument.
“Property-Assessed Clean Energy Loan” shall mean any financing obtained through a federal of state regulated energy-efficiency and clean energy loan program.
“Protection Trigger Event” shall have the meaning set forth in Section 2.10.
“Protection Trigger Rate” shall have the meaning set forth in Section 2.10.
“Rate Protection Party” shall have the meaning set forth in Section 2.10.
“Rate Reset Date” or collectively, “Rate Reset Dates” shall have the meaning set forth in Section 2.2.1(a).

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“Rating Agencies” shall mean any nationally recognized statistical rating agency which has assigned a rating to any Securities.
“Regulated Entity” shall have the meaning set forth in Section 4.1.29(a).
“Remedial Work” shall mean any investigation or monitoring of site conditions or any clean up, containment, abatement, restoration, removal or other investigative or remedial work.
“Rent Roll” shall have the meaning set forth in Section 4.1.16(a).
“Rents and Profits” shall mean collectively all present and future income, rents, revenue, profits, proceeds, accounts receivable and other benefits from the Property and all deposits made with respect to the Property, including, but not limited to, any security given to utility companies by Borrower, any advance payment of real estate taxes or assessments, or insurance premiums made by Borrower and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all Insurance Proceeds.
“Replacement Interest Rate Cap Agreement” shall mean any interest rate cap agreement (together with the confirmation and schedules relating thereto), in form and substance satisfactory to Lender, between Borrower and the counterparty thereunder which also satisfies the requirements set forth in Section 2.10.
“Request for Payment” shall have the meaning set forth in Section 6.2.3(b)(ii).
“Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.
“Requirements for Restoration” shall have the meaning set forth in Section 6.2.3.
“Requirements of Environmental Laws” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

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“Restoration” shall have the meaning set forth in Section 6.2.1(b).
“Restoration Funds” shall have the meaning set forth in Section 6.2.3(a).
“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
“Secondary Financing” shall have the meaning set forth in Section 8.2.
“Secondary Loan” shall have the meaning set forth in Section 8.2(b).
“Secured Indebtedness” shall mean, collectively, the indebtedness evidenced by the Note with interest at the rates set forth herein, all additional advances or fundings made by Lender, and any other amounts required to be paid by Borrower under any of the Loan Documents.
“Securities” shall have the meaning set forth in Section 10.1.
“Security Instrument” shall mean that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, executed and delivered by Borrower, as trustor, as security for the Loan and encumbering the Property, as the same may be amended, consolidated, split, spread, severed, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time.
“Servicer” shall mean a servicer, if any, selected by Lender to service the Loan.
“Special Purpose Entity” means a Person, other than a natural person, which, since the date of its formation and at all times prior to, on and after the date thereof, has not and shall not:
(i)    engage in business other than owning and operating the Property and activities incidental thereto;
(ii)    acquire or own a material asset other than the Property and incidental personal property;
(iii)    maintain assets in a way difficult to segregate and identify, or commingle its assets with the assets of any other person or entity;
(iv)    fail to hold itself out to the public as a legal entity separate from any other;
(v)    fail to conduct business solely in its name;
(vi)    fail to maintain records, accounts or bank accounts separate from any other person or entity;
(vii)    file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for the benefit of creditors without the unanimous consent of its shareholders, partners or members, as applicable;

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(viii)    obtain additional loans other than Permitted Indebtedness;
(ix)    dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets; or
(x)    modify, amend or revise its organizational documents without Lender’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed.
“Standard Lease Form” shall have the meaning set forth in Exhibit B.
“State” shall mean the state where the Property is located.
“Subordination of Leasing Agreement” shall mean that certain Assignment and Subordination of Leasing Agreement dated as of the date hereof between Borrower and Leasing Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Subordination of Management Agreement” shall mean that certain Subordination of Management Agreement dated as of the date hereof between Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.
“Title Insurance Policy” shall mean a ALTA mortgagee title insurance policy or policies in the form acceptable to Lender issued with respect to the Property and insuring the lien of the Security Instrument, together with such endorsements and affirmative coverage as Lender may require.
“Transfer” shall have the meaning set forth in Section 8.1.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.
“Unsecured Obligations” means any obligations evidenced by or arising under the Environmental Indemnity.
“Use” shall have the meaning set forth in Section 5.1.13.
“Work” shall have the meaning set forth in Section 6.2.3(a).
Section 1.2    Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document, the Guaranty, if any, or the Environmental Indemnity to any Loan Document shall be deemed to mean such Loan Document, Guaranty, if any, or Environmental Indemnity (as applicable) as the same may hereafter be amended,

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modified, supplemented, extended, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor). Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
II.    THE LOAN
Section 2.1    The Loan.
2.1.1    Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Advance Date.
2.1.2    Disbursement to Borrower. Borrower shall receive an initial disbursement of the Initial Loan Amount on the Advance Date and thereafter Borrower may receive Conditional Advance(s) in accordance with Section 2.12 herein, not to exceed the Maximum Future Loan Amount, and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
2.1.3    The Note. The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement and the Note.
Section 2.2    Interest Rate.
2.2.1    Payment of Principal and Interest. Principal and interest under the Loan shall be payable as follows:
(a)    The initial Interest Rate is 3.36%. The Interest Rate will be reset by Lender, effective as of the first day of the second month following the month during which the Advance Date occurs, and effective the first day of the first month of each successive one month period thereafter during the term of the Loan (individually a “Rate Reset Date” and collectively “Rate Reset Dates”). The Interest Rate will be reset as aforesaid to the annual rate equal to the greater of (a) 2.05% or (b) the sum of (i) 180 basis points (1.80%) plus (ii) the LIBOR Rate in effect at the close of business in London on the second LIBOR Business Day prior to each of the Rate Reset Dates.
(b)    Borrower shall pay interest only for the period from the Advance Date and ending on the last day of the month in which the Advance Date occurs. Borrower shall make such payment of interest only in advance on the Advance Date and shall then pay interest only in arrears, on the first day of the second month following the Advance Date and thereafter Borrower shall make payments of interest only on the first day of each month through and including the month prior to the month in which the Maturity Date occurs. The entire outstanding principal balance of the Loan together with all accrued interest and all other sums due under the Loan Documents shall be paid on February 1, 2023; as such date may be extended pursuant to the terms of Section 2.11 (the “Maturity Date”). Interest shall be calculated on a daily basis of the actual number of days elapsed over a 360-day year.

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(c)    On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by the Note, all accrued and unpaid interest, and all other unpaid amounts of the Secured Indebtedness shall become immediately payable in full.
(d)    Borrower acknowledges and agrees that a substantial portion of the original Loan Amount shall be outstanding and due on the Maturity Date.
Section 2.3    Application of Payments. At the election of Lender, and to the extent permitted by law, all payments shall be applied in the order selected by Lender to any expenses, prepayment fees, late charges, escrow deposits and other sums due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or at the Default Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid Loan Amount.
Section 2.4    Security. The covenants of the Security Instrument are incorporated by reference into this Agreement. The Note shall evidence, and the Security Instrument shall secure, the Secured Indebtedness.
Section 2.5    Late Charge. If any payment of interest and/or principal (other than the outstanding principal balance of the Loan on the Maturity Date), or any payment of a required escrow deposit is not paid within seven (7) days after the due date, Lender shall have the option to charge Borrower the Late Charge. The Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Lender may have. Unpaid Late Charges shall become part of the Secured Indebtedness and shall be added to any subsequent payments due under the Loan Documents.
Section 2.6    Acceleration Upon Event of Default. At the option of Lender, the Accelerated Loan Amount shall become immediately due and payable if Borrower fails to pay any sum specified in this Agreement or the Note within ten (10) days after the date of written notice of such failure from Lender to Borrower; provided, however, that Lender shall not be required to provide such notice more than one (1) time in any twelve (12) month period or two (2) times in the aggregate during the term of the Loan and in the event that Lender is no longer required to provide Borrower with such notices of such failure, then the failure of Borrower to pay any sum specified in this Agreement or the Note within ten (10) days of the date when such amount is due shall cause the Accelerated Loan Amount to be due and payable.
Section 2.7    Interest Upon Event of Default. The Accelerated Loan Amount shall bear interest at the Default Rate which shall never exceed the maximum rate of interest permitted to be contracted for under the laws of the State. The Default Rate shall commence upon the occurrence of an Event of Default and shall continue until all defaults are cured.
Section 2.8    Limitation on Interest. The agreements made by Borrower with respect to this Agreement, the Note, and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Lender on the Note, the other Loan Documents or the Secured Indebtedness exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any

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provision of this Agreement, the Note, or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Lender shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Lender shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Lender’s election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of the Note.
Section 2.9    Prepayment. Borrower shall not have the right to prepay all or any portion of the Loan Amount at any time during the term of this Loan except commencing on the Prepayment Commencement Date, Borrower may prepay the Secured Indebtedness without a prepayment fee on no less than ten (10) days’ prior written notice to Lender. Any tender of payment by Borrower or any other person or entity of the Secured Indebtedness, other than as expressly provided in this Agreement or the other Loan Documents, prior to the Prepayment Commencement Date, shall constitute a prohibited prepayment. If Borrower provides notice of its intention to prepay, the Accelerated Loan Amount shall become due and payable on the date specified in the prepayment notice; provided, however, that, no more than two (2) times in any twelve (12) month period, Borrower shall have the right (at no cost charged by Lender to Borrower) to revoke any notice to Lender of Borrower’s notice to prepay upon not less than five (5) Business Days prior written notice to Lender.
Section 2.10    Interest Rate Cap Agreement. If at any time during the initial term of the Loan, the LIBOR Rate is equal to or greater than 2.90% for five (5) consecutive business days (the “Protection Trigger Rate”; the occurrence of the Protection Trigger Rate shall be referred to as a “Protection Trigger Event”), Borrower shall, within thirty (30) days of the occurrence of the Protection Trigger Event, enter into or cause the Liable Party to enter into an Interest Rate Cap Agreement and Borrower, Liable Party or such affiliate as applicable, under the Interest Rate Cap Agreement are referred to herein individually or collectively as the “Rate Protection Party”), with a LIBOR strike rate of 3.90% or less, which shall protect against an increase in interest rates which would cause the Interest Rate to exceed 5.70% per annum ( for example, a LIBOR strike rate of 3.90% + 1.80% spread). The Interest Rate Cap Agreement (i) shall be in form reasonably acceptable to Lender, (ii) shall be with a counterparty reasonably acceptable to Lender and which counterparty shall have a credit rating of “A2” or better by Moody’s and “A” or better by S&P, (iii) shall direct such acceptable counterparty to deposit any and all payments due under the Interest Rate Cap Agreement directly into an account designated by Lender (including with its servicer) so long as any portion of the Loan remains outstanding, provided however, for purposes of this requirement, the Loan shall be deemed to be remaining outstanding if the Property is transferred to Lender (or its nominee or designee) by judicial foreclosure or non-judicial foreclosure or by deed-in-lieu thereof, (iv) shall be for a term equal to the remaining initial term of the Loan (or remaining extension term, as applicable), and (v) shall have an initial notional amount equal to the then principal balance of the Loan. Concurrently with entering into the Interest Rate Cap Agreement, the applicable Rate Protection Party shall execute and deliver to Lender an assignment of Interest Rate Cap Agreement (“Collateral

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Assignment”) in the form substantially identical to the form attached hereto as Exhibit F, to collaterally assign to Lender all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement (but such assignment shall exclude any and all obligations thereunder including, without limitation, payments (if any) to the counterparty), and shall deliver to Lender a counterpart of the Interest Rate Cap Agreement executed by the counterparty which shall by its terms authorize such assignment to Lender and require that payments be deposited directly into the non-commingled account as shall be designated by Lender. The Rate Protection Party shall comply with all of its obligations under the Interest Rate Cap Agreement. All amounts paid by the counterparty under the Interest Rate Cap Agreement to Rate Protection Party or Lender shall be deposited immediately into such account as shall be designated by Lender which, so long as there is no Event of Default, such deposited amount may thereafter be used by Borrower to make payments under the Loan Documents. The Interest Rate Cap Agreement and the aforesaid account designated by Lender shall be deemed to be part of the Property for purposes of Section 12.20. The Rate Protection Party shall take all actions reasonably required by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the counterparty and shall not waive, amend or otherwise modify any of its rights thereunder. In the event of a downgrade, withdrawal or qualification of the rating of the counterparty to any Interest Rate Cap Agreement below a rating of “A3” by Moody’s or “A-” by S&P, then within fifteen (15) business days after written notice Lender, the Rate Protection Party shall (x) replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement with a counterparty reasonably acceptable to Lender (y) cause the counterparty to post cash collateral in an amount and manner reasonably acceptable to Lender securing the counterparty’s obligations under the Interest Rate Cap Agreement, or (z) cause the counterparty to deliver a guaranty reasonably acceptable to Lender guaranteeing the counterparty’s obligations under the Interest Rate Cap Agreement. In the event that the Rate Protection Party fails to purchase, deliver and/or maintain the Interest Rate Cap Agreement or any replacement thereof within thirty (30) days after receipt of notice of such failure, Lender may (in addition to exercising any of its other rights and remedies) purchase such Interest Rate Cap Agreement or any replacement thereof and the costs incurred by Lender in purchasing and maintaining the same shall be paid by Borrower with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender. In connection with the Interest Rate Cap Agreement, the Rate Protection Party shall obtain and deliver to Lender an opinion of counsel for the counterparty (upon which Lender and its successors and assigns may rely) in form, scope and substance reasonably acceptable to Lender regarding the authorization of the counterparty, the legality, validity, and binding effect of the Interest Rate Cap Agreement, and such other matters as Lender shall reasonably require (“Counterparty Opinion”). In the event of a Protection Trigger Event, Rate Protection Party shall deliver to Lender a copy of the Interest Rate Cap Agreement executed by the counterparty, an executed Collateral Assignment which shall include an executed consent of the counterparty to the assignment to Lender, and the Counterparty Opinion, within thirty (30) days following written notice from Lender to Borrower regarding the occurrence of the Protection Trigger Event, time expressly being of the essence. In each instance prior to purchasing an Interest Rate Cap Agreement, Borrower shall cause Rate Protection Party to provide a copy of its bid package to Lender for Lender’s review and approval for conformity with the requirements set forth herein.

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Section 2.11    Extension Options.
(a)    Borrower shall have two (2), one-year options to extend the Maturity Date of the Loan (the “Extension Options”). The Extension Options shall be subject to the following conditions: (i) there shall be no Event of Default under the Loan Documents, the Environmental Indemnity or the Guaranty at the time of the exercise of any Extension Option; (ii) the Debt Yield based on the net operating income derived from the Property shall be no less than 9.5% (net operating income divided the then outstanding principal balance of the Loan); (iii) the loan to value ratio of the Property at the time of the extension shall not be greater than 60% as determined by Lender in its reasonable discretion. In the event the threshold is not met, then Borrower shall have the right to request in writing that Lender engage, at Borrower’s sole cost and expense, an appraiser to determine the value of the Property, and Lender shall engage such appraiser; (iv) Borrower shall comply with all of the requirements of Section 2.10 hereof; (v) Borrower shall pay all costs and expenses incurred by Lender in connection with such extension including title insurance premiums, documentation costs and reasonable attorneys’ fees; (vi) Borrower shall pay an extension fee equal to 0.25% of the then outstanding principal balance of the Loan being extended; and (vii) Borrower and the Liable Parties shall execute extension documents satisfactory to Lender relating to the Loan Documents, Environmental Indemnity and Guaranty (provided that Liable Party shall not be required to execute the Environmental Indemnity or any modification thereof). In the event that the condition in clause (ii) and/or clause (iii) above is not satisfied, Borrower may prepay the outstanding principal balance of the Loan with a prepayment fee, if applicable, in order to satisfy such condition.
The Interest Rate during each of the extensions shall be the sum of (x) the one month LIBOR Rate plus (y) 1.80%.
(b)    In the event Borrower wishes to exercise an Extension Option it shall provide Lender with notice that it shall exercise such Extension Option at least 45 days prior to the applicable Maturity Date of the Loan. Lender shall determine such initial Interest Rate by reference to the Libor Rate as of approximately 11:00am London time on the second Business Day prior to the applicable Maturity Date. Lender shall notify Borrower of the initial Interest Rate and acceptable terms for any required interest rate protection agreement (in accordance with the terms of Section 2.10 with respect to any extension prior to such applicable Maturity Date. With respect to any extension, the Interest Rate will be reset by Lender effective the first day of the second month following the month during which the effective date of the extension occurred and effective the first day of the first month of each successive one month period thereafter during the remaining term of the Loan (the “Extension Rate Reset Dates”) and Borrower shall comply with all of the requirements of Section 2.10. The Interest Rate will be reset as aforesaid to the rate equal to the sum of (x) 1.80% plus (y) the one month LIBOR Rate as of approximately 11:00 a.m. London time on the second Business Day prior to each of the Extension Rate Reset Dates.

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Section 2.12    Conditional Advances.
(a)     During the initial five (5) years of the term of the Loan and subject to the terms and conditions below, Borrower may request that Lender advance to Borrower additional loan proceeds in an amount up to but not exceeding the Maximum Future Loan Amount solely to pay for or reimburse Borrower for tenant improvements and leasing commissions paid for new Leases, lease expansions or lease renewals for Leases that meet the requirements of the Leasing Guidelines or as otherwise approved in writing by Lender. Each such advance shall be referred to herein as a “Conditional Advance”. All requests for a Conditional Advance shall in all cases be subject to all of the following terms and conditions:
(i)    Tenant improvements for Leases shall not exceed $65.00 per rentable square foot for new Leases and renewals;
(ii)    Leasing commissions shall not exceed 7.50% of gross rentals under the applicable Lease to which the leasing commission relates;
(iii)    Each Conditional Advances shall be funded in an amount of not less than $500,000 per advance, with out of pocket costs incurred by Lender paid to Lender for each advance, with no more than one Conditional Advance per quarter or four (4) Conditional Advances per year (provided that the final Conditional Advance may be less than $500,000 if necessary to complete the total advance of the Maximum Future Loan Amount);
(iv)    The loan to value ratio based on the Property at the time of the requested Conditional Advance shall not be greater than 63% as determined by Lender in its reasonable discretion and in the event the threshold is not achieved, Borrower shall have the right to request in writing that Lender engage, at Borrower’s sole cost and expense, an appraiser to determine the value of the Property, and Lender shall engage such appraiser;
(v)    The Debt Yield based on the net operating income, in the opinion of Lender, acting reasonably, derived from the Property shall be no less than 9.0% during the first (1st) three (3) years of the Loan at the time of the requested Conditional Advance, and no less than nine and half percent (9.5%) thereafter at the time of the requested Conditional Advance. The term “Debt Yield” shall mean the ratio (expressed as a percentage) of the net operating income derived from the Property projected for the succeeding twelve (12) month period, as determined by Lender in its reasonable discretion (“Projected NOI”), to the then outstanding principal balance of the Loan. The Projected NOI shall be determined by Lender in its reasonable discretion based on financial statements, rent rolls and budgets to be provided by Borrower and satisfactory to Lender.
(vi)    At the time of the requested Conditional Advance, there shall be no material adverse change in Borrower or the Property and there shall be no Event of Default or facts existing that with the giving of notice or passage of time would constitute an Event of Default;
(vii)    The Interest Rate and repayment terms applicable to the Initial Loan Amount shall be applicable to the Future Loan Amount Due to Conditional Advances, and at Lender’s option shall be documented as additional advances to the existing Loan;

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(viii)    The documentation required to be submitted to Lender for such Conditional Advance shall include, but not be limited to (but only to the extent applicable): copies of the applicable fully executed Leases or Lease amendments, copies of the applicable commencement date agreements or other documentation reasonably acceptable to Lender that confirms each Tenants’ acceptance of its premises (if available in connection with said draw request), copies of invoices, copies of lien releases (for reimbursements of costs incurred by Borrower for the prior tenant improvements or portion thereof), a signed certification by a corporate officer of Borrower (or equivalent) confirming that the applicable portion of the subject tenant improvements has been completed and has been (or will be) paid for, and any other documentation reasonably requested by Lender;
(ix)    Borrower shall be responsible for all reasonable third party costs associated with the inspection or verification of construction as described in this provision. Lender may retain the services of a third party consultant to perform inspections upon completion of construction, and the reasonable cost of such consultant shall be borne by Borrower; and
(x)    The funding of a Conditional Advance shall be on such other terms and conditions as Lender may reasonably determine to be consistent with funding the Loan, including obtaining title insurance endorsements (to the extent available) insuring a continued first lien of the Loan at the time of each funding in the amount of such funding, which shall be provided by Borrower.
III.    TAXES, LIENS AND ENCUMBRANCES AND OTHER CHARGES.
Section 3.1    Payment of Impositions. Unless otherwise paid to Lender as provided in Section 5.1.14, Borrower shall pay all Impositions. The Impositions shall be paid not later than five (5) days before the dates on which the particular Imposition would become delinquent and Borrower shall produce to Lender receipts of the imposing authority, or other evidence reasonably satisfactory to Lender, evidencing the payment of the Imposition in full. If Borrower elects by appropriate legal action to contest the amount or validity of any Imposition, Borrower shall first deposit cash with Lender as a reserve in an amount which Lender reasonably determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Borrower deposits this sum with Lender, Borrower shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale and forfeiture of, the Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, Borrower shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default, the monies which have been deposited with Lender pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Borrower.
IV.    REPRESENTATIONS AND WARRANTIES
Section 4.1    Borrower Representations. Borrower represents and warrants as of the date hereof that:

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4.1.1    Organization.
(a)    The execution of the Loan Documents and the Environmental Indemnity have been duly authorized and there is no provision in the organizational documents of Borrower requiring further consent for such action by any other entity or person.
(b)    It is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, and it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.
(c)    The execution, delivery and performance of the Loan Documents and the Environmental Indemnity will not result in Borrower’s being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.
(d)    The Loan Documents and the Environmental Indemnity have been duly authorized, executed and delivered by Borrower and constitute valid and binding obligations of Borrower which are enforceable in accordance with their terms except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and (ii) general principals of equity (regardless of whether considered in a proceding in equity or at law).
4.1.2    Litigation. Neither Borrower nor any of Borrower’s Constituents is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect Borrower’s ability to perform in accordance with the Loan Documents or the Environmental Indemnity.
4.1.3    Agreements. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default would be reasonably likely to materially and adversely affect the condition (financial or other) or operations of the Property or Borrower or Borrower’s ability to perform its obligations hereunder or under the Loan Documents or the Environmental Indemnity. Except as otherwise disclosed to Lender in writing prior to the Advance Date, to the best knowledge of Borrower, Borrower has complied with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Borrower and any governmental or regulatory agency pertaining to the development, use or operation of the Property.
4.1.4    Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or any of the other Loan Documents or the Environmental Indemnity or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by Borrower.
4.1.5    No Plan Assets. (i) Borrower is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of ERISA, which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Code (each of the foregoing

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hereinafter referred to collectively as a “Plan”); (ii) Borrower’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA.
4.1.6    Compliance. Except as otherwise disclosed to Lender in writing prior to the Advance Date, to the best knowledge of Borrower, the Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements.
4.1.7    Zoning. Except as otherwise disclosed to Lender in writing prior to the Advance Date, to the best knowledge of Borrower, the zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by the Security Instrument.
4.1.8    Financial Information. All financial statements of Borrower and Liable Party that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects as of the date of such statements, and (ii) have been prepared in accordance with GAAP throughout the periods covered. The statements of cash flow and income and operating expenses that have been delivered to Lender in respect of the Property, to Borrower’s best knowledge after due and diligent inquiry, (x) are true, complete and correct in all material respects as of the date of such reports, (y) accurately represent the financial condition of the Property as of the date of such reports, and (z) have been prepared in accordance with GAAP throughout the periods covered. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and which are, individually or in the aggregate, reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in the most recent financial statements of Borrower delivered to Lender. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or, to Borrower’s best knowledge, after due and diligent inquiry, the Property from that set forth in the financial statements.
4.1.9    Casualty and Condemnation. To Borrower’s best knowledge, after due and diligent inquiry, except as expressly approved by Lender in writing, no casualty or damage to any part of the Property that would cost more than $50,000 to restore or replace has occurred which has not been fully restored or replaced. No part of the Property has been taken in Condemnation or other similar proceeding or transferred in lieu of Condemnation, nor has Borrower received notice of any proposed Condemnation or other similar proceeding affecting the Property. To Borrower’s best knowledge, no Condemnation or other proceeding has been commenced, is pending or is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.
4.1.10    Enforceability. The Loan Documents and the Environmental Indemnity are not subject to any right of rescission, set off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents or the Environmental Indemnity, or the exercise of any right thereunder, render the Loan Documents or the Environmental Indemnity unenforceable, and Borrower has not asserted any right of rescission, set off, counterclaim or defense with respect thereto.

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4.1.11    Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only rights granted to Borrower in the Assignment of Leases to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Lender and Borrower has any interest in or assignment of the Leases or any portion of the Rents and Profits due and payable or to become due and payable thereunder.
4.1.12    Insurance. Borrower has obtained and has delivered to Lender evidence of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  No claims have been made under any of the Policies with respect to the Property, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.
4.1.13    Licenses. Except as otherwise disclosed to Lender in writing prior to the Advance Date, to the best knowledge of Borrower, all authorizations, permits, licenses, including, without limitation liquor licenses, if any, and operating permits, required by any Governmental Authority for the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained, paid for and are in full force and effect and, to the knowledge of Borrower, all Tenants have such permits and approvals as are required by any Governmental Authority for the use, occupancy and operation of the premises demised under their respective Leases.
4.1.14    Flood Zone. None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.
4.1.15    Physical Condition. Except as otherwise disclosed to Lender in writing prior to the Advance Date, to the best knowledge of Borrower, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. To the best knowledge of Borrower, construction of the Improvements on the Property is complete other than those Improvements listed on Schedule 4.1.15 attached hereto.
4.1.16    Leases.
(a)    To Borrower’s knowledge, the rent roll attached hereto as Exhibit C (the “Rent Roll”) is true, correct and complete and there are no Leases affecting the Property except those Leases identified on the Rent Roll. Except as expressly disclosed in writing to Lender prior to the date hereof, to the best of Borrower’s knowledge, (i) Borrower has delivered to Lender true, correct and complete copies of all existing Leases, including all existing modifications and amendments, and including all existing Lease Guaranties

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(collectively, “Existing Leases”) and (ii) agreements between the landlord and Tenant or between the landlord and any guarantor pertaining to any of such Leases are set forth in writing and are included in such copies that have been so delivered.
(b)    Except as expressly disclosed in writing to Lender prior to the date hereof, to the best of Borrower’s knowledge, there are no defaults by Borrower under the Existing Leases and there are no defaults by any Tenants under the Existing Leases nor by any guarantors under the existing Lease Guaranties. To the best of Borrower’s knowledge, the Existing Leases, including the existing Lease Guaranties, are in full force and effect.
(c)    To the best knowledge of Borrower, none of the Tenants now occupying 10% or more of the rentable space at the Property (individually or in the aggregate) or having a current Lease affecting 10% or more of such rentable space (individually or in the aggregate) is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.
(d)    No Existing Lease may be amended, terminated or canceled unilaterally by a Tenant, and no Tenant may be released from its obligations, except in the event of material casualty or Condemnation, except for as otherwise disclosed in Schedule 4.1.16(d) attached hereto.
(e)    Except only for rent and additional rent for the current month, and except as disclosed on the Rent Roll, Borrower has not accepted any payment of rent and additional rent more than one month in advance of its due date, nor any security deposit in an amount exceeding one month’s rent, except for as otherwise disclosed in Schedule 4.1.16(e) attached hereto.
4.1.17    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by Borrower under applicable Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid prior to delinquency, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.
4.1.18    Special Purpose Entity/Separateness.
(a)    Borrower is a Special Purpose Entity.
(b)    The Property has “single asset real estate” status as defined by Section 101(51)(B) of the Bankruptcy Code.

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(c)    The representations and warranties set forth in this Section 4.1.18 shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.
4.1.19    Solvency. Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document or the Environmental Indemnity with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents and the Environmental Indemnity. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.
4.1.20    Organizational Chart. The organizational chart attached as Exhibit D hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof and shows all Persons holding direct or indirect ownership interests in Borrower. Borrower has delivered to Lender true and correct copies of all Borrower’s organizational documents and except as expressly approved by Lender in writing, there have been no changes in Borrower’s Constituents since the date that the Application was executed by Borrower.
4.1.21    Material Agreements. Attached hereto as Schedule 4.1.21 is a list of all Material Agreements, true and complete copies of each of which have been delivered to Lender.
4.1.22    No Other Debt. Borrower has not borrowed or received debt financing (other than permitted pursuant to this Agreement) that has not been heretofore repaid in full.
4.1.23    No Bankruptcy Filing. Neither Borrower, nor any of Borrower’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Borrower, no such proceeding is contemplated or threatened.
4.1.24    Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents or the Environmental Indemnity, or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact.
4.1.25    Foreign Person. (a) neither Borrower nor any Borrower’s Constituent is a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, or the Regulations promulgated thereunder, and (b) Borrower is not a “disregarded entity” within the meaning of such Code or Regulations, and in the event Borrower becomes (whether through transfer, merger, reorganization, restructuring or otherwise) a “disregarded entity,” the one hundred percent (100%) owner of such “disregarded entity” will not be a “foreign person” within the meaning of Sections 1445 and 7701 of the Code.
4.1.26    No Change in Facts or Circumstances; Disclosure. There has been no material adverse change from the conditions shown in the Application or in the materials

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submitted in connection with the Application or in the credit rating or financial condition of Borrower or any of Borrower’s Constituents.
4.1.27    Management Agreement and Leasing Agreement. Borrower has provided to Lender a true, correct and complete copy of the Management Agreement and the Leasing Agreement. The Management Agreement and the Leasing Agreement are each in full force and effect and, to Borrower’s knowledge, no event of default has occurred thereunder nor has any event under the Management Agreement or Leasing Agreement occurred which, but for the giving of notice, or passage of time, or both would be an event of default thereunder. All fees payable to Manager and Leasing Agent due and owing as of the Advance Date have been paid in full.
4.1.28    Non-Relationship. Borrower hereby represents and warrants that neither Borrower nor any general partner, director, principal, member or officer of Borrower nor, to Borrower’s knowledge, any person who is a Borrower’s Constituent) is (a) an officer or director of Metropolitan Life Insurance Company (“MetLife”) or (b) a son, daughter, mother, or father of an officer or director of MetLife or a descendent of any of them or (c) a stepparent, adopted child, stepson or stepdaughter or spouse of a director or officer of MetLife.
4.1.29    US Patriot Act.
(a)    Either (i) Borrower is regulated by the SEC, FINRA or the Federal Reserve (a "Regulated Entity"), or is a wholly owned subsidiary or affiliate of a Regulated Entity or (ii) neither Borrower nor any Borrower’s Constituents is, and no legal or beneficial interest in a Borrower’s Constituents, that in each case directly or indirectly, controls Borrower or has a direct or indirect ownership interest in Borrower of Twenty-Five percent (25%) or more is or will be held, directly or indirectly by persons or entities appearing on a United States Treasury Office of Foreign Assets Control or any similar list maintained by any other Governmental Authority, with respect to which entering into transactions with such person or entity would violate OFAC, the U.S. Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation.
(b)    The following items shall be the only items required as evidence of compliance with this Section 4.1.29 (collectively, the “OFAC Information”): (i) Borrower’s or any controlling entity’s organizational chart showing the names and percentage of direct or indirect ownership of an entity or person that controls Borrower or owns, directly or indirectly, more than twenty-five percent (25%) of Borrower (each, a “Compliance Party”); (ii) for any entities, organizational structure charts and organizational documents; (iii) for each Compliance Party, the legal name of applicable Compliance Party, including type of entity and place of organization; (iv) the applicable Compliance Party’s tax identification number; (v) indication of whether the entity is publicly traded and if so, indication of its regulator (SEC, FINRA or Federal Reserve); (vi) a description of the nature of the applicable Compliance Party’s business; (vii) the applicable Compliance Party’s physical business address or individual personal address, as applicable (specifically excluding any P.O. box addresses); (viii) a contact name and telephone number for the applicable Compliance Party; (ix) if the applicable Compliance Party is an individual, such individual’s phone number together with a

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valid identification upon Lender’s request; and (x) a description of the Compliance Party’s source of funds for any equity interest.
4.1.30    Criminal Acts. Neither Borrower nor any of Borrower’s Constituents has been convicted of, or been indicted for, a felony criminal offense.
4.1.31    No Defaults. Neither Borrower nor any of Borrower’s Constituents is in default under any mortgage, deed of trust, note, loan or credit agreement.
4.1.32    Personal Property. To the best knowledge of Borrower, Borrower owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise expressly approved by Lender in writing. To the best knowledge of Borrower, the Personal Property has not been used or bought for personal, family, or household purposes, but has been bought and used solely for the purpose of carrying on Borrower’s business.
4.1.33    O&M Agreement. The O&M Agreement, if any, is in full force and effect and, to Borrower’s knowledge after due and diligent inquiry, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.
V.    BORROWER COVENANTS
Section 5.1    Borrower Affirmative Covenants. From the date hereof until payment of the Secured Indebtedness in full, Borrower hereby covenants and agrees with Lender that:
5.1.1    Existence; Compliance with Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all present and future Requirements affecting or relating to Borrower, the Property and/or the Use. Borrower shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. Borrower shall furnish to Lender, on request, reasonable proof of compliance with the Requirements.
5.1.2    Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower, Liable Party, if any, or the Property which could, if determined adversely to Borrower, Liable Party, if any, or the Property, be reasonably expected to affect the Property, Liable Party, if any, or Borrower’s ability to perform its obligations hereunder or under the other Loan Documents, the Guaranty, if any, or the Environmental Indemnity.
5.1.3    Access to Property. Upon prior written notice from Lender (except in the event of an emergency, in which event prior written notice shall not be required), Lender shall have the right, at any time and from time to time during normal business hours subject to the rights, if any, of Tenants under the Leases, to enter the Property in order to ascertain Borrower’s compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by Tenants, subject to the rights of Tenants under their Leases. Borrower shall reasonably cooperate with Lender in performing these inspections.

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5.1.4    Books and Records; Financial Reporting. Borrower shall keep adequate books and records of account in accordance with GAAP, or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and furnish to Lender:
(a)    quarterly certified rent rolls signed and dated by Borrower, detailing the names of all Tenants of the Improvements, the portion of Improvements occupied by each Tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within forty-five (45) days after the end of each fiscal quarter;
(b)    a quarterly operating statement of the Property and year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in a form reasonably acceptable to Lender, and if available, any quarterly operating statement prepared by an independent certified public accountant, within forty-five (45) days after the close of the first, second, and third fiscal quarter of Borrower and within sixty (60) days after the close of the fourth fiscal quarter of Borrower;
(c)    unaudited annual financial statements of Borrower in the form required by Lender, prepared and certified by Borrower to be true and correct within ninety (90) days after the close of each fiscal year of Borrower;
(d)    an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming one (1) year period and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year;
(e)    an annual ARGUS © valuation file, or its equivalent, in electronic form which includes, without limitation, a then current rent roll, all income of the Property and all Property expenses within ninety (90) days after the close of each fiscal year of Borrower;
(f)    unaudited financial statements for Liable Party prepared by an authorized representative approved by Lender and certified by Liable Party to be true and correct, delivered within one hundred twenty (120) days after the close of each fiscal year of Liable Party; provided, however, that in the event that audited financial statements for Liable Party are prepared by an independent certified public accountant, Borrower shall promptly deliver Lender a copy of said audited financial statements of Liable Party; and
(g)    any financial statements required pursuant to the Guaranty, if any.
5.1.5    Property Reports. Upon request from Lender or its representatives and designees, Borrower shall furnish in a timely manner to Lender:
(a)    a property management report for the Property, showing the number of inquiries made and/or rental applications received from Tenants or prospective tenants and deposits received from Tenants and any other information reasonably requested by Lender, in reasonable detail and certified by Borrower (or an officer, general partner, member or principal

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of Borrower if Borrower is not an individual) to its best knowledge to be true and complete in all material respects, but no more frequently than quarterly; and
(b)    an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.
5.1.6    Additional Financial or Management Information; Right to Audit.
(a)    Borrower shall furnish Lender with such other additional financial or management information regarding Borrower and Liable Party (including state and federal tax returns) as may, from time to time, be reasonably required by Lender or the Rating Agencies in form and substance reasonably satisfactory to Lender or the Rating Agencies.
(b)    Lender and its representatives shall have the right upon prior written notice to examine and audit the records, books, management and other papers of Borrower or Liable Party or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Borrower, its affiliates or any guarantor or indemnitor where the books and records are located. Lender shall have the right upon written notice to make copies and extracts from the foregoing records and other papers. To the extent that Borrower’s or any guarantor's financial statements are consolidated with those of a constituent partner, member or affiliate of Borrower or such guarantor, Lender shall have the right upon prior written notice to examine and audit the records, books, management and other papers of such constituent partner, member or affiliate which reflect upon Borrower’s or any guarantor's financial condition and/or the income, expenses and operations of the Property.
(c)    Notwithstanding the foregoing provisions of this Section 5.1.6, except for non-public information relating to the financial condition of Liable Party, such as a balance sheet and/or an income statement, Lender shall not be entitled under this Section 5.1.6, to receive, examine or audit any non-public information relating to Liable Party unless Lender agrees to enter into a commercially reasonable and mutually agreeable confidentiality agreement with respect to such non-public information.
(d)    Borrower shall furnish Lender and its agents convenient facilities for the examination and audit of any such books and records.
5.1.7    Title to the Property. Borrower will warrant and defend the validity and priority of the lien of the Security Instrument and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to Permitted Exceptions.
5.1.8    Estoppel Statements. Within ten (10) days after written request by Lender, Borrower shall furnish an acknowledged written statement in form reasonably satisfactory to Lender (i) setting forth the amount of the Loan and the interest rate, (ii) stating either that no offsets or defenses exist against the Loan, or if any offsets or defenses are alleged

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to exist, their nature and extent, (iii) stating whether any default then exists under the Loan Documents or the Environmental Indemnity or any event has occurred and is continuing that with the lapse of time, the giving of notice, or both, would constitute such a default, (iv) stating any other matters as Lender may reasonably request, and (v) providing any documents therewith that Lender may reasonably request, provided that any such other documents do not obligate Borrower to incur any liability, potential liability or additional cost or expense.
5.1.9    Leases and Other Agreements Affecting the Property.
(a)    Borrower shall perform all obligations of landlord under any and all Leases. Borrower agrees to furnish Lender true, correct and complete executed copies of all future Leases.
(b)    Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed) (i)  enter into or extend any Lease unless the Lease complies with the Leasing Guidelines or is otherwise approved by Lender in writing, such approval not to be unreasonably withheld, conditioned or delayed, (ii) cancel, terminate or accept surrender of any Lease covering more than 18,000 square feet of net leasable area, except in the case of a default or if the Tenant has exercised a cancellation, termination or surrender right expressly provided in such Lease, unless Borrower has entered into a new Lease or Leases covering all of the premises of the Lease being terminated or surrendered, (iii) modify or amend any Lease covering more than 18,000 square feet of net leasable area in any material way or reduce any rent under any Lease covering more than 18,000 square feet of net leasable area, (iv)  consent to an assignment of the Tenant’s interest or to a subletting of the demised premises under any Lease covering more than 18,000 square feet of net leasable area, except if (1) Tenant remains liable under the Lease following the assignment or subletting or (2) Borrower is obligated to provide such consent pursuant to the terms of (x) any Existing Leases, (y) a Lease which does not require Lender’s consent for approval, or (z) Leases which are otherwise approved by Lender from time to time, (v) accept any payment of rent more than one month in advance of its due date, or accept any security deposit in an amount exceeding one month’s rent, or (vi) enter into any option to purchase the Property. If any of the acts described in this paragraph are done without the prior written consent of Lender, at the option of Lender, they shall be of no force or effect and shall constitute a default under this Agreement. Borrower shall pay all costs and expenses incurred by Lender, including reasonable attorneys’ fees in connection with any Lease, including in connection with any subordination agreement or nondisturbance agreement.
(c)    Each Lease affecting the Property entered into after the Advance Date shall be absolutely subordinate to the lien of the Security Instrument and Borrower shall use commercially reasonable efforts to include in each future Lease a provision or provisions, satisfactory to Lender, to the effect that (i) in the event of the judicial or non-judicial foreclosure of the Property, at the election of Lender or the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the Tenant shall attorn to Lender or to such purchaser and (ii) if requested to do so, the Tenant shall agree to enter into a new Lease for the balance of the term upon the same terms and conditions. Borrower shall notify Lender of any Leases entered into following the Advance Date that do not include the foregoing provisions. If Lender requests, Borrower shall use commercially reasonable efforts to cause a Tenant or

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Tenants to enter into subordination and attornment agreements or nondisturbance agreements with Lender, on forms which have been approved by Lender. Following the Advance Date, upon Borrower’s written request, Lender shall provide a nondisturbance agreement on its standard form attached hereto as Exhibit E (“Nondisturbance Agreement”) with respect to any future Lease approved by Lender (if such approval is required hereunder), provided, however, that (i) if Lender’s approval of such Lease is not required as set forth herein, then Lender shall provide such form Nondisturbance Agreement in connection with such Lease and (ii) Lender shall not be obligated to provide such Nondisturbance Agreement unless such Tenant to whom Lender agrees to provide a Nondisturbance Agreement shall deliver to Lender information and documentation, acceptable to Lender confirming that neither the Tenant, nor any guarantor of the Tenant’s obligations under the Lease, nor any person that directly or indirectly (1) controls the Tenant or any such guarantor, or (2) has an ownership interest in the Tenant or such guarantor of twenty-five percent (25%) or more, appears on Government Lists published by OFAC. Notwithstanding the foregoing, such OFAC requirements shall not apply to any entity that is regulated by the SEC, FINRA, or the Federal Reserve or the members, stockholders or partners of any such entity. For any Lease in accordance with the Leasing Guidelines and which does not require any changes to Lender’s standard form of Nondisturbance Agreement, a fee of $1,000 shall be paid to Lender; and with respect to any Lease requiring Lender’s approval or requiring changes to Lender’s standard form of Nondisturbance Agreement, a fee of $3,000 shall be paid to Lender and, in all instances, if Lender elects to retain special counsel the fees and expenses of special counsel must be paid by Borrower.
(d)    Borrower covenants and agrees that all contracts and agreements relating to the Property requiring the payment of leasing commissions or management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Lender and (ii) be subordinate to the lien of the Security Instrument. Lender will be provided evidence of Borrower’s compliance with this Section 5.1.9(d) upon request.
(e)    All requests for consents hereunder shall be in writing and shall be delivered to Lender by certified mail or overnight delivery service. Each request for an approval of a Lease must be accompanied by (i) the proposed final draft of the lease (the “Final Lease Draft”), (ii) a redline of the proposed Final Lease Draft as compared against the form lease delivered to, and approved by, Lender prior to the Advance Date, and (iii) such request shall include the following statement on the first page in all capital letters and boldface type: “YOUR FAILURE TO RESPOND TO BORROWER’S REQUEST FOR FINAL APPROVAL OF THE MATTER DESCRIBED HEREIN RELATING TO A LEASE AT 401 – 421 SW 6th AVENUE, PORTLAND, OREGON (THE COMMONWEALTH BUILDING), AND #[Insert applicable loan number], AS SET FORTH HEREIN WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED TO CONSTITUTE LENDER’S APPROVAL OF SUCH REQUEST.” If Lender shall not have delivered a notice of approval or disapproval to Borrower within such five (5) business days after receipt by Lender of said request and all other information required herein, Lender shall be deemed to have approved such Lease. In the event substantive changes materially affecting landlord and/or Lender’s position as landlord or potential landlord under the lease are made to the proposed Final Lease Draft after the date such draft was delivered and approved by Lender, Borrower shall deliver, for Lender’s approval a copy of the latest proposed lease draft together

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with a redline of the version last viewed and approved by Lender, and such process for approval outlined in section (iii) of this subsection (e) shall be followed for each such approval. A final signed version of any Lease shall be delivered to Lender within a reasonable time after such execution.
5.1.10    Material Agreements. Borrower shall (a) use commercially reasonable efforts to faithfully perform and/or observe all of the material covenants and agreements required to be performed and observed by it under each Material Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (b) promptly notify Lender in writing of the giving of any notice of any default by any party under any Material Agreement of which it is aware and (c) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement to which it is a party in a commercially reasonable manner.
5.1.11    Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document and the Environmental Indemnity executed and delivered by Borrower.
5.1.12    Maintenance of the Property. Borrower, at its sole cost and expense, shall keep the Property in good order, condition and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements. Nothing in this Section 5.1.12 shall preclude Borrower from enforcing a Tenant’s obligation under its Lease to reimburse Borrower, as landlord, for, or contribute to costs for, the maintenance and/or repair of the Property.
5.1.13    Use. Borrower shall use, or cause to be used, the Property continuously as a Class-A office building with related parking and ground floor retail and amenity space (the “Use”). Borrower shall not use, or permit the use of, the Property for any other use without the prior written consent of Lender (and in connection with the location of any retail or amenity space, such prior written consent of Lender not to be unreasonably withheld). Borrower shall not without the prior written consent of Lender, (i) file or record a declaration of condominium, master mortgage or deed of trust or any other similar document evidencing the imposition of a so-called “condominium regime” whether superior or subordinate to the Security Instrument, (ii) permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property and (iii) initiate or permit the subdivision of the Property or change in the legal description.
5.1.14    Escrow Deposits. Without limiting the effect of Section 3.1 and Section 6.1, Borrower will begin making monthly deposits of all Impositions and Premiums upon the occurrence of any of the following: (i) an Event of Default exists under the Loan Documents, the Guaranty, if any, or the Environmental Indemnity; (ii) Borrower no longer owns the Property; (iii) there has been a change in Borrower or, except as may be expressly permitted in Section 8.1, there is a change in the general partners, shareholders or members of Borrower or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Borrower, or except as may be expressly permitted in Section 8.1, there has been, directly or indirectly, a change of Control of Borrower; (iv) with respect to Impositions or

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Premiums, or both, as the case may be, such deposits are required in connection with a securitization or participation of the Loan; or (v) with respect to Premiums only, at any time Borrower fails to furnish Lender, not later than five (5) days before the dates on which any Premiums would become delinquent, receipts for the payment of such Premiums or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy. In the event deposits of Impositions and/or Premiums are required pursuant to this provision, Borrower will make monthly deposits of all Impositions and/or Premiums, as applicable, in an amount equal to one-twelfth (1/12) of the annual charges for these items as reasonably estimated by Lender until such time as Borrower has deposited an amount equal to the annual charges for these items and on written demand, from time to time, shall pay to Lender any additional amounts necessary to pay the Premiums and Impositions. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with other funds of Lender without any requirement to pay interest to Borrower on account of these funds. During the existence of an Event of Default, Lender shall have the right, at its election, to apply any amounts held under this Section 5.1.14 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited.
5.1.15    Personal Property. Borrower will notify Lender of, and will protect, defend and indemnify Lender against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property. The Personal Property shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Borrower’s business.
5.1.16    Special Purpose Entity/Separateness.
(a)    Borrower shall continue to be a Special Purpose Entity.
(b)    The Property shall continue to have “single asset real estate” status as defined by Section 101(51)(B) of the Bankruptcy Code.
(c)    The organizational documents of Borrower and its sole member, as in effect on the date hereof, shall not be modified, amended or revised without the prior written consent of Lender.
(d)    The covenants set forth in this Section 5.1.16 shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.
Section 5.2    Borrower Negative Covenants. From the date hereof until the Secured Indebtedness is paid in full, Borrower hereby covenants and agrees with Lender that:
5.2.1    Liens and Encumbrances. Without the prior written consent of Lender, to be exercised in Lender’s sole and absolute discretion, other than the Permitted Exceptions, Borrower shall not create, place or allow to remain any Liens and Encumbrances on the Property; provided however, if any Liens and Encumbrances are recorded against the Property or any part of the Property, Borrower shall obtain a discharge and release of any Liens and Encumbrances within fifteen (15) business days after receipt of notice of their existence (subject to Borrower’s right to contest the same pursuant to the terms of Section 3.1).

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5.2.2    Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property.
5.2.3    Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.
5.2.4    Zoning. Without the prior written consent of Lender, Borrower shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non‑conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants, whether by means of covenants, bylaws or similar restrictions.
5.2.5    Assets. Borrower shall not purchase or own any property other than the Property and any property necessary or incidental to the ownership and operation of the Property.
5.2.6    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.
5.2.7    Principal Place of Business; Chief Executive Office; Books and Records. Borrower shall not (i) change its principal place of business or name from the address and name set forth in the introductory paragraph hereof without, in each instance, (A) giving Lender at least thirty (30) days’ prior written notice thereof and (B) taking all action required by Lender for the purpose of perfecting and/or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents or (ii) except as permitted pursuant to, and in accordance with, Section 8.1 below, change its organizational structure without (A) obtaining the prior written consent of Lender and (B) taking all action reasonably required by Lender for the purpose of perfecting or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents. At the request of Lender, Borrower shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.
5.2.8    ERISA. Borrower will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.”
5.2.9    Material Agreements. Borrower shall not, without Lender’s prior written consent, such consent not to be unreasonably withheld: (a) enter into any Material Agreement (other than the Interest Rate Cap Agreement, which shall be governed by Section 2.10) , (b)

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surrender or terminate any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such Material Agreement would be commercially reasonable and then only if Borrower shall have provided to Lender not less than five (5) Business Days’ notice of such termination and such termination would not be reasonably expected to result in a Material Adverse Change), (c) increase or consent to the increase of the amount of any fees or charges payable by Borrower under any Material Agreement, except for such increases as are expressly provided for therein, or (d) modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement.
5.2.10    Improvements. Borrower shall abstain from, and not permit the commission of waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Lender.
5.2.11    Personal Property Borrower will not remove the Personal Property without the prior written consent of Lender (which shall not be unreasonably withheld, conditioned or delayed), except items of Personal Property which are consumed or worn out in ordinary usage which shall be promptly replaced by Borrower with other Personal Property of value equal to or greater than the value of the replaced Personal Property.
VI.    INSURANCE, CASUALTY AND CONDEMNATION
Section 6.1    Insurance.
6.1.1    Insurance Policies.
(a)    During the term of the Loan, Borrower at its sole cost and expense must provide insurance policies and certificates of insurance for types of insurance described below all of which must be satisfactory to Lender as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages. In no event shall such policies be terminated or otherwise allowed to lapse. Borrower shall be responsible for its own deductibles. Borrower shall also pay for any insurance, or any increase of policy limits, not described in this Agreement that Borrower requires for its own protection or for compliance with government statutes. Borrower’s insurance shall be primary and without contribution from any insurance procured by Lender including, without limitation, any insurance obtained by Lender pursuant to Section 6.1.1(d).
Policies of insurance shall be delivered to Lender in accordance with the following requirements:
(i)    Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils,” in each case (1) in an amount equal to 100% of the Full Replacement Cost of the Improvements and Personal Property with a waiver of depreciation and with a Replacement Cost Endorsement; (2) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (3) providing for no deductible in excess of $250,000.00; and (4) containing no margin clause unless approved by Lender and (5) containing Ordinance or Law Coverage, Operation of Building Laws, Demolition Costs and Increased Cost of Construction in an amount reasonably required by Lender or if any

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of the Improvements or the use of the Property constitute non-conforming structures then in the amount of 100% of the Full Replacement Cost. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Borrower and approved by Lender (which approval shall not be unreasonably withheld, conditioned or delayed) or by an engineer or appraiser in the regular employ of the insurer. The “Full Replacement Cost” for purposes of this Article VI shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout. For purposes of calculating Full Replacement Cost direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.
(ii)    Commercial General Liability insurance, including Terrorism coverage, against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (1) to be on the so-called “occurrence” form with a combined single limit of not less than Fifty Million Dollars ($50,000,000.00); (2) to continue at not less than this limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (3) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all contracts to the extent the same are available; (e) contractual liability covering the indemnities contained in this Agreement and the other Loan Documents to the extent available; and (f) if applicable, liquor liability. The required limit may be satisfied through a combination of Primary and Excess Liability policies.
(iii)    Business Income insurance in an amount sufficient to prevent Borrower from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover twenty four (24) months Business Income and with an Extended Period of Indemnity (“EPI”) of 12 months. The amount of such insurance shall be increased from time to time during the term of the Loan as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income from occupancy of the Property increases to reflect such rental increases.
(iv)    If Lender determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Borrower will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended. In addition Borrower will maintain Difference in Conditions (DIC) insurance and/or excess insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of flood, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Lender, if Lender determines at any time that any part of the Property is located in Flood Zone A or V.

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(v)    During the period of any construction or renovation or alteration of the Improvements, and only if the Property insurance (as described in Section 6.1.1(a)(i)) form does not otherwise provide coverage, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Lender (which approval shall not be unreasonably withheld or delayed) including an Occupancy endorsement and Worker’s Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.
(vi)    Workers’ Compensation insurance, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).
(vii)    Boiler & Machinery, or Equipment Breakdown Coverage, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.
(viii)    Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Lender.
(ix)    Business Automobile Insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Borrower, Borrower’s employees or Borrower’s agents in connection with the Property.
(x)    Windstorm coverage (including coverage for Named Storms), in an amount equal to the Full Replacement Cost, plus an amount equal to the Business Income insurance and EPI contemplated in Subsection (a)(iii) of this Section 6.1.1 and on terms consistent with the commercial property insurance policy required under Subsection (a)(i) of this Section 6.1.1, provided, however, that the deductible for windstorm coverage shall not exceed the greater of (i) $250,000 or (ii) five percent (5%) of the Full Replacement Cost.
(xi)    If the Property is located in UBC zones 3 or 4, and provided such insurance is commercially available, insurance from or against all losses, damages, costs, expenses, claims and liabilities related to or arising from earthquake on such form of insurance policy and in an amount equal to the Scenario Upper Limit percentage loss times the replacement cost for the building or other amount otherwise approved in writing by MetLife plus loss of rents

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and EPI, and provided that the deductible for earthquake coverage shall not exceed the greater of (1) $250,000 or (2) five percent (5%) of the Full Replacement Cost. Borrower may request that earthquake insurance be written on a blanket basis, provided that such blanket policy complies with all of Lender’s requirements for a blanket policy. Borrower shall provide necessary underwriting information, including but not limited to a schedule of locations, property types and replacement costs of all properties in Portland, Oregon which are covered by the blanket policy in order to allow Lender to confirm Borrower’s compliance with the requirements set forth in this subsection.
(xii)    If the Property is governed in whole or in part by a condominium association or operated as a “cooperative apartment house”, Fidelity/Crime insurance against all losses as a result of fraudulent acts by anyone who either handles or is responsible for funds that it holds or administers, in such amount as required by Lender, naming the condominium association of co-op as the insured.
(xiii)    Environmental Liability Insurance insuring against third party bodily injury and property damage resulting from contamination of the Property by Hazardous Materials, including contamination by Hazardous Materials migrating from adjacent or nearby properties, with a limit of not less than $5,000,000 per occurrence and $25,000,000 in the aggregate (the "Environmental Policy"). The Environmental Policy shall be in form and substance acceptable to Lender in its sole and absolute discretion, including without limitation, with respect to coverages, amounts, term, issuer, deductibles and exclusions, and with respect to which all premiums and costs shall have been fully paid for the current calendar year, and such Environmental Policy shall name Lender as an additional insured. Any replacement, renewal, amendment and/or modification of the Environmental Policy which is not on similar or better terms and conditions than the then current policy shall be subject to Lender’s prior review and written approval, in its sole and absolute discretion. It shall be an Event of Default if at any time the approved Environmental Policy (or approved modified or replacement Environmental Policy) no longer remains in effect. Borrower shall pay all costs incurred by Lender, including reasonable attorneys' fees and costs, in connection with its review and approval of the Environmental Policy. Borrower covenants and agrees to deliver to Lender, within twenty (20) days from the date of Lender’s written request, a loss run report from the insurance company that issued the Environmental Policy disclosing any existing claims under such policy.
(xiv)    Such other insurance (x) as may from time to time be required by Lender to replace coverage against any hazard, which as of the date hereof is insured against under any of the insurance policies described in Subsections (a)(i) through (a)(xiii) of this Section 6.1.1, and (y) as may from time to time be reasonably required by Lender against other insurable hazards (provided that any such insurance required by Lender is commercially available), including, but not limited to, vandalism, earthquake, environmental, sinkhole and mine subsidence.
(b)    Lender’s interest must be clearly stated by endorsement in the insurance policies described in this Section 6.1.1 as follows:
(i)    The policies of insurance referenced in Subsections (a)(i), (a)(iii), (a)(iv), (a)(v), (a)(vii), (a)(viii), (a)(x) and (a)(xi) of this Section 6.1.1 shall identify Lender under

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the New York Standard Mortgagee Clause (non-contributory) endorsement or its equivalent form.
(ii)    The insurance policies referenced in Sections 6.1.1(a)(ii) and 6.1.1(a)(ix) and Section 6.1.1(a)(xiii) shall name Lender as an additional insured.
(iii)    All of the policies referred to in Section 6.1.1 shall provide for at least thirty (30) days’ written notice to Lender in the event of policy cancellation and/or material change.
(c)    All the insurance companies must be authorized to do business in New York State and the State and be approved by Lender (which approval shall not be unreasonably delayed or withheld). The insurance companies must have a general policy rating of A.M. Best “Excellent” or better and a financial class of X or better by A.M. Best. So called “Cut-through” endorsements shall not be permitted. If there are any Securities issued with respect to this Loan which have been assigned a rating by a Rating Agency, the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities. Borrower shall deliver evidence satisfactory to Lender of payment of premiums due under the insurance policies no later than five (5) days before the dates upon which any insurance premiums would become delinquent.
(d)    Certified copies of the policies, and any endorsements, shall be made available for inspection by Lender upon request. If Borrower fails to obtain or maintain insurance policies and coverages as required by this Section 6.1.1, then Lender shall have the right but shall not have the obligation immediately to procure any such insurance policies and coverages at Borrower’s cost.
(e)    Borrower shall be required during the term of the Loan to continue to provide Lender with original renewal policies or replacements of the insurance policies referenced in Section 6.1.1(a). Lender may accept Certificates of Insurance, if satisfactory to Lender, evidencing insurance policies referenced in this Section 6.1.1 instead of requiring the actual policies. Lender shall be provided with renewal Certificates of Insurance, or Binders, not less than five (5) days prior to each expiration. The failure of Borrower to maintain the insurance required under this Article VI shall not constitute a waiver of Borrower’s obligation to fulfill these requirements.
(f)    All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Lender’s Address for Insurance Notification until changed by notice from Lender.
(g)    If any policy referred to in this Section 6.1.1 is written on a blanket basis, a list of locations and their insurable values shall be provided, as required by Lender. If the Property is located in an area for potential catastrophic loss Borrower shall provide Lender with a Natural Hazard Loss Analysis Report on an annual basis. This report is to be completed by a recognized risk modeling company (e.g. RMS, EQE, AIR) approved by Lender. Notwithstanding the foregoing, if locations and values in the same geographic area of the Property which are covered under the same blanket policy as the Property do not significantly

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change (as determined by Lender), then the list of locations and insurable values will be sufficient.
6.1.2    INSURANCE WARNING.
(a)    WARNING: UNLESS YOU PROVIDE US WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY OUR CONTRACT OR THIS LOAN AGREEMENT, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT YOUR INTEREST. IF THE PROPERTY BECOMES DAMAGED, THE COVERAGE WE PURCHASE MAY NOT PAY ANY CLAIM YOU MAKE OR ANY CLAIM MADE AGAINST YOU. YOU MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT YOU HAVE OBTAINED PROPERTY COVERAGE ELSEWHERE.
(b)    YOU ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY US. THE COST OF THIS INSURANCE MAY BE ADDED TO YOUR CONTRACT OR LOAN BALANCE. IF THE COST IS ADDED TO YOUR CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE YOUR PRIOR COVERAGE LAPSED OR THE DATE YOU FAILED TO PROVIDE PROOF OF COVERAGE.
(c)    THE COVERAGE WE PURCHASE MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE YOU CAN OBTAIN ON YOUR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.
(Each reference to “you” and “your” in subsection (a), (b), (c) shall refer to Borrower and each reference to “us” and “we” shall refer to Lender.)

6.1.3    Adjustment of Claims. Borrower hereby authorizes and empowers Lender to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property, to the extent such claims exceed $250,000, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction.
6.1.4    Assignment to Lender. The provisions of Section 3.2 of the Security Instrument are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
Section 6.2    Casualty and Condemnation.
6.2.1    Casualty.

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(a)    Borrower shall give prompt written notice to Lender of any casualty to the Property whether or not required to be insured against; provided, however, that Borrower shall not be required to notify Lender of any casualty to the Property for which Borrower reasonably believes the cost of the Restoration will not exceed $100,000. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property. Borrower covenants and agrees to commence and diligently pursue to completion the Restoration; provided that Lender makes the Net Insurance Proceeds available to Borrower for the Restoration.
(b)    Borrower assigns to Lender all Insurance Proceeds which Borrower is entitled to receive in connection with a casualty whether or not such insurance is required under this Agreement. In the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Lender has determined that (i) there has not been an Impairment of the Security, and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, then the Net Insurance Proceeds shall be applied to the cost of Restoration in accordance with the terms of this Article VI. Lender shall hold and disburse the Net Insurance Proceeds to the Restoration. Notwithstanding the foregoing, if the Net Insurance Proceeds do not exceed $100,000, Lender shall disburse the Net Insurance Proceeds to Borrower upon receipt.
(c)    If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article VI, Borrower shall comply with Lender’s Requirements For Restoration as set forth in Section 6.2.3. Upon Borrower’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Lender shall pay any remaining Restoration Funds then held by Lender to Borrower.
(d)    In the event that the conditions for Restoration set forth in this Section 6.2.1 have not been met, Lender may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Lender may determine and Lender may declare the entire Secured Indebtedness due and payable on a date which is ninety (90) days after Lender’s written demand therefor; provided, however, that unless the applicable casualty or damage occurs during the last year of the term of the Loan, Lender shall not be entitled to declare the entire Secured Indebtedness due and payable if the cost of the Restoration will not exceed $10,000,000, as reasonably determined by Lender. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Borrower. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Borrower.
6.2.2    Condemnation.
(a)    If the Property or any part of the Property is taken by reason of any Condemnation, Lender shall be entitled to all Condemnation Proceeds in excess of $100,000. At its option, Lender shall be entitled to commence, appear in and prosecute in its own name any action or proceeding and to make any compromise or settlement in connection with such

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Condemnation. Borrower hereby irrevocably constitutes and appoints Lender as its attorney‑in‑fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.
(b)    Borrower assigns to Lender all Condemnation Proceeds which Borrower is entitled to receive. In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Lender has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then (A) Borrower shall commence and diligently pursue to completion the Restoration (provided that Lender makes the Net Condemnation Proceeds available to Borrower for the Restoration) and (B) Lender shall hold and disburse the Net Condemnation Proceeds to the Restoration.
(c)    In the event the Net Condemnation Proceeds are to be used for the Restoration, Borrower shall comply with Lender’s Requirements For Restoration as set forth in Section 6.2.3. Upon Borrower’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Lender shall pay any remaining Restoration Funds then held by Lender to Borrower.
(d)    In the event that the conditions for Restoration set forth in this Section 6.2.2 have not been met, Lender may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Lender may determine and Lender may declare the entire Secured Indebtedness, payable on a date which is ninety (90) days after Lender’s written demand therefor; provided, however, that unless the applicable casualty or damage occurs during the last year of the term of the Loan, Lender shall not be entitled to declare the entire Secured Indebtedness due and payable if the cost of the Restoration will not exceed $10,000,000, as reasonably determined by Lender. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Borrower. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Borrower.
6.2.3    Requirements For Restoration. Unless otherwise expressly agreed in a writing signed by Lender, the following are the “Requirements For Restoration”:
(a)    If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the “Work”), Borrower shall provide Lender for its review and written approval (which approval will not be unreasonably withheld, conditioned or delayed) (i) complete plans and specifications for the Work which (A) have been approved by all required Governmental Authorities, (B) have been approved by an architect reasonably satisfactory to Lender (the “Architect”) and (C) are accompanied by the Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) the amount of money which Lender reasonably determines will be sufficient when added to the Net Insurance Proceeds or Net Condemnation Proceeds to pay the entire cost of the Restoration (such amount, together with the Net

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Insurance Proceeds or Net Condemnation Proceeds, collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor reasonably satisfactory to Lender, in a form reasonably approved by Lender in writing; and (v) a surety bond and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be reasonably satisfactory to Lender in form and amount and shall be signed by a surety or other entities that are acceptable to Lender.
(b)    Borrower shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Borrower shall have complied with the requirements of subsection (a) of this Section 6.2.3. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Lender’s discretion, waived, Lender shall disburse the Restoration Funds in increments to Borrower, from time to time as the Work progresses on the following terms and conditions:
(i)    Architect shall be in charge of the Work.
(ii)    Lender shall disburse the Restoration Funds directly or through escrow with a title company selected by Borrower and reasonably approved by Lender, upon not less than ten (10) days’ prior written notice from Borrower to Lender and Borrower’s delivery to Lender of (A) Borrower’s written request for payment (a “Request for Payment”) accompanied by a certificate by the Architect in a form satisfactory to Lender which states that (a) all of the Work completed to that date has been completed in substantial compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (c) when added to all sums previously paid by Lender, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence reasonably satisfactory to Lender that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence reasonably satisfactory to Lender that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record (subject to Borrower’s right to contest the same pursuant to the terms of Section 3.1), and (z) an endorsement to the Title Insurance Policy (to the extent available) insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.
(iii)    The final Request for Payment shall be accompanied by (a) a final certificate of occupancy or other evidence of approval of appropriate Governmental Authorities for the use and occupancy of the Improvements, (b) evidence that the Restoration has been completed substantially in accordance with the Approved Plans and Specifications and all Requirements, (c) evidence that the costs of the Restoration have been paid in full, and (d) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property (subject to Borrower’s right to contest the same pursuant to the terms of Section 3.1), including final waivers of liens covering all of the Work and an endorsement to the Title Insurance Policy (to the extent available) insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

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(c)    If (i) within sixty (60) days after the occurrence of any damage, destruction or condemnation requiring Restoration, Borrower fails to submit to Lender and receive Lender’s approval of plans and specifications or fails to deposit with Lender the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such Governmental Authorities and Lender, Borrower fails to commence promptly or diligently and in good faith continue to completion the Restoration, or (iii) Borrower becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration (subject to Borrower’s right to contest the same pursuant to the terms of Section 3.1), or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the non‑fulfillment of one or more of these conditions, Lender may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Lender may reasonably determine, and at Lender’s option and in its sole discretion, Lender may declare the Secured Indebtedness due and payable on a date which is ninety (90) days after Lender’s written demand therefor; provided, however, that unless the applicable damage, destruction or condemnation occurs during the last year of the term of the Loan, Lender shall not be entitled to declare the entire Secured Indebtedness due and payable if the cost of the Restoration will not exceed $10,000,000, as reasonably determined by Lender.
VII.    PROPERTY MANAGEMENT
Section 7.1    The Management Agreement and Leasing Agreement. Borrower shall cause Manager to manage the Property in accordance with the Management Agreement and Leasing Agent to lease the Property in accordance with the Leasing Agreement. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement and Leasing Agreement on the part of Borrower to be performed and observed, (ii) promptly notify Lender of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement or the Leasing Agreement on the part of Borrower to be performed and observed, and (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement or the Leasing Agreement. If Borrower defaults (following the expiration of any applicable grace or notice and cure period) in the performance or observance of any material term, covenant or condition of the Management Agreement or the Leasing Agreement on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, the Environmental Indemnity or the Guaranty, if any, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement or the Leasing Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement or the Leasing Agreement, as applicable, on the part of Borrower to be performed or observed.
Section 7.2    Prohibition Against Termination or Modification. Borrower shall not surrender, terminate, cancel, modify, renew or extend the Management Agreement or the Leasing Agreement, or enter into any other agreement relating to the management or operation of the Property with Manager, Leasing Agent or any other Person, or consent to the assignment by the Manager or Leasing Agent of its interest under the Management Agreement or the

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Leasing Agreement, as applicable, in each case without the express consent of Lender (such consent not to be unreasonably withheld). If at any time Lender consents to the appointment of a new manager or new leasing agent, such manager or leasing agent, as applicable, and Borrower shall, as a condition of Lender’s consent, execute an assignment and subordination of management agreement or leasing agreement, as applicable, in the form then used by Lender.
Section 7.3    Replacement of Manager or Leasing Agent. Lender shall have the right, in its sole discretion, to require Borrower to replace the Manager or Leasing Agent upon prior notice with a Person reasonably approved by Lender upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and continuance of an Event of Default and/or (ii) if Manager or Leasing Agent is in default of any material provision under the Management Agreement or Leasing Agreement, as applicable, beyond any applicable notice and cure period or if at any time the Manager or Leasing Agent has engaged in gross negligence, fraud or willful misconduct.
VIII.    CHANGE IN OWNERSHIP, PROHIBITION ON ADDITIONAL FINANCING AND ADDITIONAL OBLIGATIONS
Section 8.1    Transfers of Interest in Borrower.
(a)    Subject to Section 8.1(b), Borrower shall not cause or permit: (i) the Property or any direct or indirect interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; or (ii) any transfer, assignment or conveyance of any direct or indirect interest in Borrower or in any of Borrower’s Constituents or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Borrower or any of Borrower’s Constituents, including, without limitation, any conversion of Borrower or any of Borrower’s Constituents from one form of entity to another (collectively, a “Transfer” or “Transfers”). Transfers shall expressly exclude any Transfers of Personal Property if made in the ordinary course of business and such Personal Property is obsolete or unnecessary for the operation of the Property or if such Personal Property is replaced with personal property of reasonably equivalent function and value. The prohibitions on transfer shall not be applicable to (i) Transfers as a result of the death of a natural person; or (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, a stepson or stepdaughter or descendant of either. Borrower shall pay all costs and expenses, including reasonable attorneys’ fees and disbursements incurred by Lender in connection with any Transfer.
(b)    Notwithstanding anything stated to the contrary herein, but subject to the General Transfer Requirements, any transfers (or the pledge or encumbrance) of equity interests or other interests in KBSGI REIT Properties, LLC, or in any of the direct or indirect owners of KBSGI REIT Properties, LLC (including, without limitation, KBS Growth & Income Limited Partnership, KBS Growth & Income REIT Holdings LLC, or KBS Growth & Income REIT, Inc.) shall not be prohibited (and shall be expressly permitted) provided that KBS Growth & Income REIT, Inc. continues to control the Borrower and own, either directly or indirectly, not less than 51% of the ownership interests in Borrower. Each of the Transfers permitted in this Section 8.1(b) shall be subject to the following conditions: (i) there shall be no Event of Default under the Loan Documents, the Guaranty or the Environmental Indemnity

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that remains uncured beyond any applicable grace or notice and cure period, (ii) after giving effect to the Transfer, the entity that comprises Borrower shall continue to be able to make the representations and warranties set forth in Section 4.1.2 (Litigation), Section 4.1.5 (No Plan Assets), Section 4.1.25 (Foreign Person), Section 4.1.28 (Non-Relationship), Section 4.1.29 (US Patriot Act), Section 4.1.30 (Criminal Acts), and Section 4.1.31 (No Defaults) and Borrower shall furnish to Lender such information as Lender reasonably requests in order for Lender to conduct due diligence, satisfactory to Lender, with respect to Section 4.1.29 (US Patriot Act), (iii) Borrower shall pay all costs and expenses incurred by Lender in connection with the Transfer, including title insurance premiums (if applicable), documentation costs and reasonable attorneys’ fees and costs, and (iv) Lender receives written notice thereof not later than thirty (30) days prior to such contemplated transfer, provided, however, that the foregoing requirement in this clause (iv) shall not apply to any transfers of shares in KBS Growth & Income REIT, Inc. (the foregoing conditions in clauses (i) through (iv), inclusive, shall constitute and be referred to collectively as the “General Transfer Requirements”). Any Transfer pursuant to and in accordance with this Section 8.1(b) will not relieve Borrower of its obligations under the Note or any other Loan Documents or the Environmental Indemnity, or Liable Parties of their obligations under the Environmental Indemnity, the Guaranty, or under the Loan Documents, to the extent applicable.
Section 8.2    Prohibition on Additional Financing. Subject to the provisions below, Borrower shall not incur or permit the incurring of: (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property (including any loan or financing which is repaid by assessments or other taxes related to the Property including, without limitation, any Property-Assessed Clean Energy Loan) or (ii) any pledge or encumbrance of any interest in Borrower or any of Borrower’s Constituents (collectively “Secondary Financing”). Notwithstanding the foregoing and so long as no Event of Default exists, the following transactions shall not be prohibited and shall be expressly permitted:
(a)    KBSGI REIT Properties, LLC, KBS Growth & Income Limited Partnership and KBS Growth & Income REIT, Inc. shall each be permitted to execute swap agreements, swap guaranties and other guaranties and/or indemnity agreements for their respective subsidiaries, so long as the Property, any other assets of Borrower (including, without limitation, cash flow from the Property), or the direct membership interest in Borrower or Borrower’s sole member are not pledged to secure such agreements; and
(b)    KBS Growth & Income Limited Partnership and KBS Growth & Income REIT, Inc. shall be permitted to obtain loans from, or incur indebtedness to any third-party lender (each a “Secondary Loan”) and shall have the right to pledge their respective interests in KBS Growth & Income Limited Partnership and KBSGI REIT Properties, LLC as security for any such Secondary Loan so long as (i) neither Borrower nor Borrower’s sole member’s membership interest are pledged to secure such Secondary Loan, and (ii) any default under a Secondary Loan resulting in a foreclosure of the pledged interests and a transfer of such interest to the lender of the Secondary Loan shall be deemed an Event of Default.
Section 8.3    Restrictions on Additional Obligations. During the term of the Loan, Borrower shall not, without the prior written consent of Lender, become liable with

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respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) trade payables incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, provided that such trade payables are paid before the same becomes delinquent, (iv) liabilities or indebtedness disclosed in writing to and approved by Lender on or before the Execution Date, and (v) any other single item of indebtedness or liability (but expressly excluding the items listed in clauses (i)-(iv) of this Section 8.3) which does not exceed $100,000 or, when aggregated with other items of indebtedness or liability (but expressly excluding the items listed in clauses (i)-(iv) of this Section 8.3), does not exceed $200,000 (collectively, the “Permitted Indebtedness”).
Section 8.4    Statements Regarding Ownership. Borrower agrees to submit or cause to be submitted to Lender within forty-five (45) days after December 31st of each calendar year during the term of the Loan and ten (10) days after any written request by Lender, a sworn, notarized certificate, signed by an authorized (i) individual who is Borrower or one of the individuals comprising Borrower, (ii) member of Borrower, (iii) partner of Borrower or (iv) officer of Borrower or officer of KBS Growth & Income REIT, Inc., Borrower’s indirect 100% owner, in its authorized capacity to act on behalf of Borrower, as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; (y) any conveyance, transfer, pledge or encumbrance of any interest in Borrower has been made and if so, to whom; or (z) there has been any change in the individual(s) comprising Borrower or in the partners, members, shareholders or beneficiaries of Borrower (but excluding any changes in the shareholders of KBS Growth & Income REIT, Inc.) from those on the Execution Date, and if so, a description of such change or changes.
IX.    ENVIRONMENTAL HAZARDS
Section 9.1    Representations and Warranties. Borrower hereby represents, warrants, covenants and agrees to and with Lender that (i) based on Borrower’s knowledge and except as otherwise disclosed in the Environmental Assessment and except as otherwise disclosed to Lender on Exhibit B attached to the Environmental Indemnity, neither Borrower nor to the best of Borrower’s knowledge, any Tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials at, on, under, within or about the Property except as expressly approved by Lender in writing and (ii) except as otherwise disclosed in the Environmental Assessment and to Borrower’s knowledge, all operations or activities upon the Property, and any use or occupancy of the Property by Borrower are presently and shall in the future be in compliance with all Requirements of Environmental Laws, (iii) Borrower will use best efforts to assure that any Tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws, (iv) except as otherwise disclosed in the Environmental Assessment and to Borrower’s knowledge, all operations or activities upon the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws, (v) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, without limitation, a governmental entity) relating to Hazardous Materials or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the

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Property, or any actual administrative or judicial proceedings in connection with any of the foregoing, (vi) Borrower shall not do or allow any Tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property, (vii) Borrower has provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property, and (viii) to Borrower’s knowledge, except as otherwise disclosed by a loss run report (issued by the insurance company that issued the Environmental Policy) delivered to Lender on or prior to the Advance Date, no claims have been made against the Environmental Policy in relation to the Property or any other property insured under the Environmental Policy.
Section 9.2    Remedial Work. In the event any Remedial Work is required under any Requirements of Environmental Laws, Borrower shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Borrower and approved in advance in writing by Lender (which approval shall not be unreasonably withheld, conditioned or delayed), and under the supervision of a consulting engineer, selected by Borrower and approved in advance in writing by Lender (which approval shall not be unreasonably withheld, conditioned or delayed). All reasonable costs and expenses of Remedial Work shall be paid by Borrower including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Lender’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Borrower shall fail to timely commence, or cause to be commenced, or fail to diligently and in good faith prosecute to completion, the Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Section 7.5, Section 7.6 and Section 7.7 of the Security Instrument.
Section 9.3    Environmental Site Assessment. Lender shall have the right, at any time and from time to time, to undertake, at the expense of Borrower, an environmental site assessment on the Property, including any testing that Lender may determine, in its reasonable discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Borrower shall cooperate fully with Lender and its consultants performing such assessments and tests. If such environmental site assessment and testing confirms the presence or existence of Hazardous Materials on, under or about the Property, or any breach or violation of any Requirements of Environmental Laws pertaining to Borrower or the Property, the cost of such environmental site assessment and testing shall be borne solely by Borrower. If the environmental site assessment and testing affirms that no Hazardous Materials are present or exist on, under or about the Property, and that there are no breaches or violations of any Requirements of Environmental Laws pertaining to Borrower and the Property, the cost of such environmental site assessment and testing shall be borne solely by Lender. Notwithstanding the foregoing, Lender hereby agrees that it shall not undertake or cause to be undertaken any Phase II environmental site

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assessment of the Property unless such Phase II is required or recommended pursuant to a Phase I environmental site assessment of the Property.
Section 9.4    Unsecured Obligations.
(a)    No amounts which may become owing by Borrower to Lender under this Article IX or under any other provision of this Agreement as a result of a breach of or violation of this Article IX shall be secured by the Security Instrument. The obligations shall continue in full force and effect and any breach of this Article IX, subject to the notice and cure period contained in Section 11.1(b) below, shall constitute an Event of Default.
(b)     The lien of the Security Instrument shall not secure (i) any Unsecured Obligations, or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Agreement but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations.
(c)    Nothing in this Section shall in any way limit or otherwise affect the right of Lender to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by the Security Instrument following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.
(d)    Notwithstanding the foregoing but subject to the terms hereof and the Environmental Indemnity (including, without limitation, Section 4(c) and Section 8(b) thereof), the Environmental Indemnity shall survive any other termination of this Agreement pursuant to a foreclosure, deed in lieu of foreclosure, bankruptcy or other termination of this Agreement related to the existence of an Event of Default under the Loan Documents. In the event that the original named Borrower has delivered to Lender prior to the closing of the Loan, and maintains throughout the term of the Loan, the Environmental Policy, Lender shall agree to look first to the Environmental Policy as provided for, and in accordance with, the Environmental Indemnity.
X.    PARTICIPATION AND SALE OF LOAN
Section 10.1    Sale of Loan/Participation. Lender may (i) sell, transfer or assign all or any portion of its interest or one or more participation interests in the Loan, the Loan Documents, the Guaranty, if any, and the Environmental Indemnity at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan; provided that Lender shall notify Borrower in wiring within thirty (30) days after transferring its responsibility as servicer of the Loan and (ii) issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents, the Guaranty, if any, and the Environmental Indemnity with a trust that may issue securities (the “Securities”) (subsections (i) and (ii), collectively or individually, a “Loan Transfer”); provided that Borrower will not in any

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event be required to incur (except to a de minimis extent) (x) any lesser rights or greater obligations than as currently set forth in the Loan Documents and (y) any expense or any liability in connection with Loan Transfer. Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in the Loan or in the Securities (collectively, the “Investor”) or any prospective Investor or any Rating Agency rating the Securities, on a confidential basis, all documents and information which Lender now has or may hereafter acquire relating to the Loan, Borrower, any Liable Party and the Property, whether furnished by Borrower, any Liable Party or otherwise, as Lender determines necessary or desirable.
Section 10.2    Splitting of the Mortgage. The provisions of Section 5.2 of the Security Instrument are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
Section 10.3    Cooperation. Borrower will reasonably cooperate with Lender, prospective Investors, and the Rating Agencies (at no cost, potential liability or expense) in furnishing such information and providing such other assistance, estoppel certificates, reports and legal opinions as Lender may reasonably request in connection with any such transaction. In addition, Borrower acknowledges that Lender may release or disclose to prospective Investors and the Rating Agencies originals or copies of the Loan Documents, the Guaranty, if any, the Environmental Indemnity, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Lender’s possession or which Lender is entitled to receive under the Loan Documents, the Guaranty, if any, and the Environmental Indemnity with respect to the Loan, Borrower, any Liable Party or the Property. Borrower shall also furnish to prospective Investors or the Rating Agencies any and all information concerning the Property, the Leases, the financial condition of Borrower or any Liable Party as may be requested by Lender, any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest so long as such information delivered does not cause Borrower or Liable Party to incur any liability, potential liability or any costs or expense. Lender shall reimburse Borrower for Borrower’s reasonable and verified third-party attorneys' fees related to Borrower’s cooperation under this Section 10.3.
XI.    DEFAULTS
Section 11.1    Event of Default.
Any of the following shall be deemed to be a material breach of Borrower’s covenants in this Agreement and shall constitute a default (“Event of Default”):
(a)    The failure of Borrower to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Lender or otherwise, within ten (10) days after receipt of notice of such failure; provided, however, that Lender shall not be required to provide such notice more than one (1) time in any twelve (12) month period or two (2) times in the aggregate during the term of the Loan. In the event that Lender is no longer required to provide Borrower with such notices of such failure as set forth in the immediately preceding sentence, then the failure of Borrower to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any of the

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Loan Documents, whether to Lender or otherwise, within ten (10) days of the date when such amount is due shall constitute an Event of Default.
(b)    The failure of Borrower to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document, not specified in the other clauses of this Section 11.1 or not otherwise specified as an Event of Default in this Agreement, within thirty (30) days after Borrower’s receipt of notice of such failure (or such additional time, not to exceed ninety (90) days after receipt of notice of such failure, as may be reasonably required if such failure cannot be cured within thirty (30) days provided Borrower commences to cure such failure within thirty (30) days of its receipt of notice of failure and thereafter diligently works to cure the same);
(c)     (i) The filing by Borrower or any Liable Party (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, (ii) the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy that is not dismissed within one hundred twenty (120) days, (iii) an Insolvent Entity’s adjudication as bankrupt or insolvent, (iv) the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, (v) an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, (vi) the making by an Insolvent Entity of any general assignment for the benefit of creditors, or (vii) the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;
(d)    If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents, the Guaranty, if any, or the Environmental Indemnity by Borrower, or by any person or entity otherwise liable under any Loan Document, the Guaranty, if any, or the Environmental Indemnity is materially false or materially misleading;
(e)    If Borrower suffers or permits the Property, or any part of the Property, to be used in a manner that might (1) impair Borrower’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property (provided that the foregoing events shall not constitute Events of Default if cured within thirty (30) days after Borrower’s receipt of written notice from Lender or such additional time, not to exceed ninety (90) days after receipt of such notice, as may be reasonably required if such default cannot be cured within thirty (30) days provided Borrower commences to cure such default within thirty (30) days of receipt of notice of default and thereafter diligently works to cure the same);
(f)    The failure of Liable Party to comply with any provisions of the Guaranty within any notice and/or cure period provided therein, or if no notice and/or cure period is provided therein, within thirty (30) days after receipt of written notice of such failure from Beneficiary;

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(g)    Except as set forth in clause (ii) below, (i) the failure of Borrower to comply with any of the provisions of the Environmental Indemnity within thirty (30) days after Borrower’s receipt of written notice of such failure from Lender (or such additional time, not to exceed ninety (90) days after receipt of notice of such failure, as may be reasonably required if such failure cannot be cured within thirty (30) days provided Borrower or Liable Party, as applicable, commences to cure such failure within thirty (30) days of receipt of notice of failure and thereafter diligently works to cure the same) or (ii) the failure of Borrower to comply with the provisions of the first sentence of Section 4(b) of the Environmental Indemnity, within the respective time periods specified therein; and
(h)    if Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement (or Replacement Interest Rate Cap Agreement, as the case may be) in accordance with the terms and provisions of Section 2.10 and such failure continues for five (5) Business Days after written notice thereof.
Section 11.2    Remedies. The provisions of Article VII of the Security Instrument are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
XII.    MISCELLANEOUS
Section 12.1    Successors and Assigns; Terminology. This Agreement applies to Lender, Liable Parties and Borrower, and their heirs, administrators, executors, successors and permitted assigns. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender. The term “Borrower” shall include both the original Borrower and any subsequent owner or owners of any of the Property. The term “Liable Party” shall include both the original Liable Party, if any, and any subsequent or substituted Liable Party. In this Agreement, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.
Section 12.2    Lender’s Discretion. Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise expressly herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever pursuant to this Agreement Lender exercises any right given to it to calculate or determine any financial ratio, Lender’s calculation or determination shall (except as is otherwise expressly herein provided) be in the sole discretion of Lender and shall be final and conclusive, absent manifest error.
Section 12.3    Governing Law. This Agreement, the Note, the other Loan Documents, the Guaranty, if any, and the Environmental Indemnity, their construction, interpretation, and enforcement, and the rights of Borrower and Lender, shall be determined under, governed by, and construed in accordance with the internal laws of the State, without regard to principles of conflicts of law.

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Section 12.4    Modification. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 12.5    Notices. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Agreement shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 12.5. Any notice shall be deemed to have been received upon receipt or refusal to accept delivery, in each case as shown on the return receipt or the receipt of United States Express Mail or such overnight commercial courier service.

If to Lender:	Metropolitan Life Insurance Company
One MetLife Way
Whippany, New Jersey 07981-1449
Attention: Senior Vice President
Real Estate Investors

With a copy to:	Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Vice President

And to:	Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Associate General Counsel

If to Borrower:	KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Clint Copulos, Senior Vice President of Asset Management

With a copy to:	KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660

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Attention: Todd Smith, VP, Controller REIT Corporate Accounting

And to:	KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attn: Bryce Lin, Director of Finance and Reporting

And to:	KBSGI 421 SW 6th Avenue, LLC c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: James Chiboucas, Esq., Vice Chairman and Chief Legal Officer

And to:	Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: Bruce Fischer, Esq.
Section 12.6    Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR THE ENVIRONMENTAL INDEMNITY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
Section 12.7    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Agreement
Section 12.8    Severability. If any provision of this Agreement should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Agreement except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Lender may, at its option, declare the Secured Indebtedness immediately due and payable.

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Section 12.9    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 12.10    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 12.11    Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement, the other Loan Documents or the Environmental Indemnity, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 12.12    Expenses; Indemnity.
(a)    The provisions of Sections 7.6 and 7.7 of the Security Instrument are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
(b)    IT IS THE EXPRESS INTENTION OF BORROWER AND BORROWER HEREBY AGREES THAT EACH AND EVERY INDEMNITY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE OTHER LOAN DOCUMENTS OR ENVIRONMENTAL INDEMNITY WILL APPLY TO AND FULLY PROTECT EACH INDEMNIFIED PARTY EVEN THOUGH ANY CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’ FEES) THEN THE SUBJECT OF INDEMNIFICATION MAY HAVE BEEN CAUSED BY, ARISE OUT OF, OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, THE NEGLIGENCE (EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) IN WHOLE OR IN PART OF SUCH INDEMNIFIED PARTY AND/OR ANY OTHER PARTY.

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Section 12.13    Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 12.14    No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)    Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)    This Agreement, the other Loan Documents and the Environmental Indemnity are solely for the benefit of Lender and nothing contained in this Agreement, the other Loan Documents or the Environmental Indemnity shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 12.15    Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender or any of its Affiliates shall be subject to the prior approval of Lender.
Section 12.16    Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Secured Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Secured Indebtedness out of the net proceeds of the Property in preference to every other claimant whatsoever.
Section 12.17    Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents or the Environmental Indemnity. No failure by Lender to perform any of its obligations hereunder shall be a valid

Loan Agreement - Page 55

defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents or the Environmental Indemnity.
Section 12.18    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents or the Environmental Indemnity, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and the Environmental Indemnity and that such Loan Documents and the Environmental Indemnity shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents, the Environmental Indemnity or any other agreements or instruments that govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender and its Affiliates engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 12.19    Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s reasonable attorneys’ fees and disbursements) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 12.19 shall survive the expiration and termination of this Agreement and the payment of the Secured Indebtedness.
Section 12.20    Exculpation. Upon the occurrence of an Event of Default, except as provided in this Section 12.20, Lender will look solely to the Property and the security under the Loan Documents for the repayment of the Secured Indebtedness and will not enforce a deficiency judgment against Borrower. However, nothing contained in this Section shall limit the rights of Lender to proceed against Borrower and/or the Liable Party (but not any of their respective constituent members or partners, direct or indirect), if any, (i) to enforce any Leases entered into by Borrower or its affiliates as a Tenant under any of the Leases; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty (and in order to recover from Liable Party, material, intentional misrepresentation or material, intentional breach of warranty) or intentional material physical waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Borrower in violation of the Loan Documents or which, under the terms of the Loan Documents, should have been paid to Lender; (iv) to recover any tenant security deposits, tenant letters of credit or other tenant deposits or tenant termination, restoration, or signage fees or other similar fees paid to

Loan Agreement - Page 56

Borrower in connection with the Property and that are not applied as expressly set forth in the Loan Documents or prepaid rents for a period of more than 30 days; after an Event of Default occurs; (v) to recover Rents and Profits received by Borrower after the first day of the month in which an Event of Default occurs and prior to the date Lender acquires title to the Property which have not been applied to the Secured Indebtedness or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover solely from Borrower (and not Liable Party with respect to this Section 12.20(vi)) damages, costs and expenses arising from, or in connection with Article IX of this Agreement pertaining to hazardous materials or the Environmental Indemnity; (vii) with respect to Borrower only (and not Liable Party),to recover all amounts due and payable pursuant to Section 7.6 and Section 7.7 of the Security Instrument, including without limitation any amount expended by Lender in connection with foreclosure of the Security Instrument; and/or (viii) to recover costs and damages arising from Borrower’s failure to pay Premiums or Impositions in the event Borrower is not required to deposit such amounts with Lender pursuant to Article III of this Agreement; and/or (ix) to recover damages arising from Borrower’s failure to comply with Sections 4.1.5 or 5.2.8 pertaining to ERISA.
The limitation of liability set forth in this Section 12.20 shall not apply and the Loan shall be fully recourse to Borrower and to Liable Party (but not their respective constituent members or partners, direct or indirect) in the event that prior to the repayment of the Loan, Borrower commences a voluntary bankruptcy or insolvency proceeding or is involved in a collusive involuntary bankruptcy or insolvency proceeding which is not dismissed within one hundred twenty (120) days of filing. In addition, this agreement shall not waive any rights which Lender would have under any provisions of the Bankruptcy Code to file a claim for the full amount of the Loan or to require that the Property shall continue to secure all of the Loan.
The limitation of liability set forth in this Section 12.20 shall not apply and the Loan shall be fully recourse to Borrower and to Liable Party (but not their respective constituent members or partners, direct or indirect) in the event there is a voluntary Transfer or voluntary Secondary Financing except as permitted in the Loan Documents or as otherwise approved in writing by Lender. For purposes of this paragraph, “Transfers” shall only refer to transfers of ownership of the Property or of the ownership interests in entities directly or indirectly owning the Property and shall expressly exclude any Transfers of Personal Property if (x) such transfer is made in the ordinary course of business and (y) such Personal Property is obsolete or unnecessary for the operation of the Property of if such Personal Property is replaced with personal property of reasonably equivalent value.
The limitation of liability set forth in this Section 12.20 shall not apply and the Loan shall be fully recourse to Borrower and to Liable Party (but not their respective constituent members or partners, direct or indirect) if an Event of Default occurs pursuant to Section 11.1(h) hereof. Notwithstanding the foregoing, in the event that Borrower fails to maintain or replace the Interest Rate Cap Agreement as and when required under this Agreement or the terms of the Interest Cap Agreement, at Lender’s sole option, Borrower and Liable Party (but not any of their respective constituent members, partners, or shareholders, direct or indirect), shall be liable on a recourse basis for all actual damages, costs, expenses, or liabilities (including reasonable attorneys’ fees) that Lender may incur as a result of such failure and the limitation on liability set forth in Section 12.20 shall not be applicable thereto; provided however, that in no event shall

Loan Agreement - Page 57

Borrower be liable for consequential damages arising out of such failure, including, without limitation, incidental damages, punitive damages, lost profits or opportunity costs.
Section 12.21    Prior Agreements. This Agreement, the other Loan Documents and the Environmental Indemnity contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Application, are superseded by the terms of this Agreement, the other Loan Documents and the Environmental Indemnity.
Section 12.22    Liability of Borrower. The obligations of Borrower under this Agreement, the Security Instrument and the other Loan Documents are subject to the limitations on recourse set forth in Section 12.20.
Section 12.23    Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.
Section 12.24    Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original and all of which together shall constitute a single agreement.
Section 12.25    Time Of The Essence. Time shall be of the essence with respect to all of Borrower’s obligations under this Agreement, the other Loan Documents and the Environmental Indemnity.
Section 12.26    No Merger. In the event that Lender should become the owner of the Property, there shall be no merger of the estate created by the Security Instrument with the fee estate in the Property.

Section 12.27    ORAL LOAN AGREEMENTS.
UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BENEFICIARY CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

[NO FURTHER TEXT ON THIS PAGE]

Loan Agreement - Page 58

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date of this Agreement.
LENDER:
METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By:	/s/ Joel R. Redmon

Name:	Joel R. Redmon

Title:	Managing Director

[Signature Page to Follow]

Loan Agreement - Lender Signature Page

BORROWER:

KBSGI 421 SW 6TH AVENUE, LLC,
a Delaware limited liability company

By:	KBSGI REIT ACQUISITION II, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Loan Agreement – Borrower Signature Page

SCHEDULE 4.1.15
CURRENT CONSTRUCTION OF IMPROVEMENTS

1.	punch list items for the ground floor improvements

Loan Agreement – Schedule 4.1.15

SCHEDULE 4.1.16(d)
LEASES CONTAINING UNILATERAL TERMINATION RIGHTS OF TENANTS

1.	CNET Networks, Inc., lease dated April 23, 2008, as amended on August 1, 2011

2.	Bank of America, National Association, lease dated August 29, 2013

Loan Agreement – Schedule 4.1.16(d)

SCHEDULE 4.1.16(e)

Leases for which Borrower has accepted rent (including additional rent) more than 1 month in advance:

NONE

Leases for which security deposit is in excess of 1 months’ rent:

NONE

Loan Agreement – Schedule 4.1.16(e)

SCHEDULE 4.1.21
MATERIAL AGREEMENTS

NONE

Loan Agreement – Schedule 4.1.21

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY
All that certain real property situated in the County of Multnomah, State of Oregon, described as follows:

Lots 1, 2, 3 and 4, Block 176, CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon

Loan Agreement – Exhibit A

EXHIBIT B
LEASING GUIDELINES
The following are the initial Leasing Guidelines:
(a)    All Leases shall be on the standard form of lease approved by Lender in writing and contain only such changes as are not materially adverse to the landlord or Lender (the “Standard Lease Form”);
(b)    All Leases shall have an initial term of at least three (3) years but not more than ten (10) years;
(c)    None of the Leases shall be for more than 18,000 square feet of net leasable area;
(d)    All Leases for office space shall have an annual minimum full service rent payable of at least $32.00 per square foot of net leasable area; however, all Leases for office space on the ground floor shall have an annual minimum full service rent payable of at least $30.00 per square foot of net leasable area. All retail Leases shall have an annual minimum triple net rent payable of at least $29.00 per square foot;
(e)    No Leases shall be entered into without Lender’s approval if an Event of Default exists (beyond any applicable notice and cure periods);
(f)    All payments of rent, additional rent or any other amounts due from a Tenant to a landlord under any Lease shall be made in money of the United States of America that at the time of payment shall be legal tender for the payment of all obligations; and
(g)    Borrower shall not, without Lender’s prior written consent (not to be unreasonably withheld):
(i)    Cancel or terminate any Leases exceeding 18,000 square feet of net leasable area except in the case of a tenant default or if a tenant has exercised a cancellation, termination, or surrender right expressly provided in such Lease, unless Borrower has entered into new Leases covering all of the premises of the Leases being terminated or surrendered;
(ii)    Modify or amend any Lease in excess of 18,000 square feet of net leasable area in any material way, or reduce rent for any Lease in excess of 18,000 square feet of net leasable area;
(iii)    Unless tenants remain liable under the Leases, consent to any assignment of the tenant’s interest or to a subletting of the demised premises under any Lease exceeding 18,000 square feet of net leasable area, unless, pursuant to the terms of any such Lease, Borrower is obligated to provide such consent based upon terms existing under (1) Leases as of the Closing, (2) Leases which do not require Lender’s consent, or (3) Leases that are otherwise Approved by Lender from time to time; or

Loan Agreement – Exhibit B

(iv)    Accept payment of advance rents or security deposits in an amount in excess of one month’s rent; or
(v)    Grant any options to purchase the Property; or
(vi)    Agree to any lease provision obligating the landlord to indemnify the tenant for any environmental issues.

Loan Agreement – Exhibit B

EXHIBIT C
RENT ROLL

Loan Agreement – Exhibit C

Rent Roll for Commonwealth Building

as of Thursday, January 04, 2018

Tenant Name	Unit ID	Execution Date	Lease Begin Date	Lease End Date	Original Lease Begin Date	Lease Type	Unit GLA	BOMA SF	% of Building	Chg. Type (Current Charges)	Frequency (Current Charges)	Charge Start (Current Charges)	Charge End (Current Charges)	Charge Amount (Current Charges)	Yr Amt PSF (Current Charges)	Step Date (Rent Steps)	Rent Step (Rent Steps)	Security Deposit	NAICS Description	Base Year Amount/ Base Stop	Options
Commonwealth Building (R41020)																					
Future																					
Green Building Services (Green Bu)																					
Green Building Services (CB5024)	0450	10/4/2017	2/1/2018	1/31/2023	3/17/2013	Renewal	5,960	5,960	2.56%							2/1/2018	21.40	0.00	Professional, Scientific, and Legal		Option to Renew
																2/1/2019	22.04				
																2/1/2020	22.70				
																2/1/2021	23.38				
																2/1/2022	24.08				
_Add'l Space: Green Building Services (CB5025)	L007	10/4/2017	2/1/2018	2/2/2018	3/17/2013	Work Out/Rent Relief	0	0	0.00%						0.00			0.00	Professional, Scientific, and Legal		
_Add'l Space: Green Building Services (CB5026)	L012	10/4/2017	2/1/2018	2/2/2018	3/17/2013	Work Out/Rent Relief	0	0	0.00%						0.00			0.00	Professional, Scientific, and Legal		
Total for Green Building Services (Green Bu)							5,960	5,960							0.00						
National Fish and Wild Found (CB4622)	0950	7/31/2017	2/1/2018	6/30/2023	7/1/2010	Renewal	3,039	3,242	1.36%							2/1/2018	0.00	6,313.52	Arts & Entertainment		
																3/1/2018	33.00				
																2/1/2019	0.00				
																3/1/2019	33.99				
																2/1/2020	0.00				
																3/1/2020	35.01				
																2/1/2021	0.00				
																4/1/2021	36.06				
																2/1/2022	0.00				
																4/1/2022	37.14				
																2/1/2023	38.25				
Future Totals							8,999	9,202										6,313.52			
Vacant																					
Vacant	0140						988	988	0.44%												
Vacant	0160						1,875	1,875	0.84%												
Vacant	0750						3,812	3,812	1.70%												
Vacant	1111						952	952	0.42%												
Vacant	1125						3,178	3,178	1.42%												
Vacant	1130						3,330	3,330	1.49%												
Vacant Totals							14,139	14,136													
Month to Month																					
Management Office (CB5253)	0110	11/27/2017	10/1/2017	10/2/2017	10/1/2017	New Lease	3,396	3,396	1.52%	RNT	Monthly	10/1/2017		0.00	0.00			0.00	Information		
Bike Storage (CB5252)	0170	11/27/2017	10/1/2017	10/2/2017	10/1/2017	New Lease	1,290	1,290	0.58%	RNT	Monthly	10/1/2017		0.00	0.00			0.00	Information		
PreCash Inc (PreCash1)																					
_Add'l Space: PreCash Inc (CB2881)	L008	2/6/2013	6/30/2016	7/1/2016	3/1/2013	Acquisition Lease	0	0	0.00%	STG	Monthly	5/1/2017	4/30/2018	237.47	0.00			0.00	Computer Sys. Design & Programming		
_Add'l Space: PreCash Inc (CB2880)	L009	2/6/2013	6/30/2016	7/1/2016	3/1/2013	Acquisition Lease	0	0	0.00%	STG	Monthly	5/1/2017	4/30/2018	237.47	0.00			0.00	Computer Sys. Design & Programming		
Total for PreCash Inc (PreCash1)							0	0						474.94	0.00						
Green Building Services (Green Bu)																					
_Add'l Space: Green Building Services (CB2932)	L007	2/12/2013	6/30/2016	7/1/2016	3/17/2013	Acquisition Lease	0	0	0.00%	STG	Monthly	2/15/2017	1/31/2018	67.06	0.00			0.00	Professional, Scientific, and Legal		
_Add'l Space: Green Building Services (CB2923)	L012	2/12/2013	6/30/2016	7/1/2016	3/17/2013	Acquisition Lease	0	0	0.00%	STG	Monthly	2/15/2017	1/31/2018	36.58	0.00			0.00	Professional, Scientific, and Legal		
Total for Green Building Services (Green Bu)							0	0						103.64	0.00						
NEEA (NEEA)																					
_Add'l Space: NEEA (CB2885)	L011	6/1/2010	6/30/2016	7/1/2016	11/1/2010	Acquisition Lease	0	0	0.00%	STG	Monthly	9/1/2017	8/31/2018	189.40	0.00			0.00	Educational Services		
_Add'l Space: NEEA (CB2886)	L013	6/1/2010	6/30/2016	7/1/2016	11/1/2010	Acquisition Lease	0	0	0.00%	STG	Monthly	9/1/2017	8/31/2018	297.63	0.00			0.00	Educational Services		
Total for NEEA (NEEA)							0	0						487.03	0.00						
Quantum Spatial (Watershe)																					
_Add'l Space: Quantum Spatial (CB2930)	L002	8/17/2011	6/30/2016	7/1/2016	6/30/2016	Acquisition Lease	0	0	0.00%	STG	Monthly	7/1/2017	6/30/2018	441.46	0.00			0.00	Professional, Scientific, and Legal		
_Add'l Space: Quantum Spatial (CB4478)	L003	5/23/2017	5/5/2017	5/6/2017	5/5/2017	New Lease	0	0	0.00%	STG	Monthly	5/5/2017	5/4/2018	247.50	0.00			0.00	Other Services		

KBS

1/4/2018

Page 1 of 6

Tenant Name	Unit ID	Execution Date	Lease Begin Date	Lease End Date	Original Lease Begin Date	Lease Type	Unit GLA	BOMA SF	% of Building	Chg Type	Frequency	Charge Start	Charge End	Charge Amount	Yr Amt PSF	Step Date	Rent Step	Security Deposit	NAICS Description	Base Year Amount/ Base Stop	Options
										Current Charges						Rent Steps					
_Add'l Space: Quantum Spatial (CB2931)	L015	8/17/2011	6/30/2016	7/1/2016	6/30/2016	Acquisition Lease	0	0	0.00%	STG	Monthly	3/1/2017	2/28/2018	303.42	0.00			0.00	Professional, Scientific, and Legal		
Total for Quantum Spatial (Watershe)							0	0						992.38	0.00						
Kennedy Jenks Consult, Inc (KennedyJ)																					
_Add'l Space: Kennedy Jenks Consult, Inc (CB2896)	L017	6/8/2015	6/30/2016	7/1/2016	11/23/2015	Acquisition Lease	0	0	0.00%	STG	Monthly	11/1/2017	10/31/2018	551.67	0.00			0.00	Professional, Scientific, and Legal		
Total for Kennedy Jenks Consult, Inc (KennedyJ)							0	0						551.67	0.00						
DLR Arch and Planning (DLR Arch)																					
_Add'l Space: DLR Arch and Planning (CB2900)	LOB1	4/13/2015	6/30/2016	7/1/2016	10/1/2015	Acquisition Lease	0	0	0.00%	STG	Monthly	2/1/2017	1/31/2018	43.89	0.00			0.00	Professional, Scientific, and Legal		
_Add'l Space: DLR Arch and Planning (CB2901)	LOC1	4/13/2015	6/30/2016	7/1/2016	10/1/2015	Acquisition Lease	0	0	0.00%	STG	Monthly	2/1/2016		27.38	0.00			0.00	Professional, Scientific, and Legal		
_Add'l Space: DLR Arch and Planning (CB2902)	LOD1	4/13/2015	6/30/2016	7/1/2016	10/1/2015	Acquisition Lease	0	0	0.00%	STG	Monthly	2/1/2016		27.37	0.00			0.00	Professional, Scientific, and Legal		
Total for DLR Arch and Planning (DLR Arch)							0	0						98.64	0.00						
Coates Kokes, Inc. (Coates K)																					
_Add'l Space: Coates Kokes, Inc. (CB2904)	L010	3/10/2011	6/30/2016	7/1/2018	7/1/2011	Acquisition Lease	0	0	0.00%	STG	Monthly	7/1/2017	6/30/2018	167.17	0.00			0.00	Advertising (media)		
Total for Coates Kokes, Inc. (Coates K)							0	0						167.17	0.00						
13th Fl. Conf Room Lounge (CB4026)	1325	1/1/2017	1/1/2017	1/2/2017	1/1/2017	Work Out/Rent Relief	1,466	1,466	0.65%	STG	Monthly	1/1/2017		0.00	0.00			0.00	Other Services		
15th Floor Rec Room (CB4025)	1500	1/1/2017	1/1/2017	1/2/2017	1/1/2017	Work Out/Rent Relief	405	405	0.18%	STG	Monthly	1/1/2017		0.00	0.00			0.00	Other Services		
Bike Storage A, B, C (BikeStor)																					
Bike Storage A, B, C (CB4020)	A	1/1/2017	1/1/2017	1/2/2017	1/1/2017	Work Out/Rent Relief	432	432	0.19%	STG	Monthly	1/1/2017		0.00	0.00			0.00	Other Services		
_Add'l Space: Bike Storage A, B, C (CB4021)	b	1/1/2017	1/1/2017	1/2/2017	1/1/2017	Work Out/Rent Relief	752	752	0.34%	STG	Monthly	1/1/2017		0.00	0.00			0.00	Other Services		
_Add'l Space: Bike Storage A, B, C (CB4022)	C	1/1/2017	1/1/2017	1/2/2017	1/1/2017	Work Out/Rent Relief	1,207	1,207	0.54%	STG	Monthly	1/1/2017		0.00	0.00			0.00	Other Services		
Total for Bike Storage A, B, C (BikeStor)							2,391	2,391						0.00	0.00						
BOMA (CB2944)	BOMA	6/30/2016	6/30/2016	7/1/2016	6/30/2016	Acquisition Lease	2,935	0	1.31%	RNT	Monthly	6/1/2016		0.00	0.00			0.00	Information		
Bike Storage (CB2951)	L005	6/30/2016	6/30/2016	7/1/2016	6/30/2016	Acquisition Lease	272	272	0.12%	RNT	Monthly	6/30/2016		0.00	0.00			0.00	Information		
Month to Month Totals							12,165	9,220										0.00			
Leased and Occupied																					
Otoharmonics Corporation (CB5258)	0100	11/30/2017	12/1/2017	2/28/2023	12/1/2017	New Lease	19,948	19,948	8.90%	FRE	Monthly	12/1/2017	11/30/2018	-24,437.50	-14.70	12/1/2018	30.90	0.00	Other Services		Option to Renew
										RNT	Monthly	12/1/2017	11/30/2018	49,870.00	30.00	12/1/2019	31.83				
																12/1/2020	32.78				
																12/1/2021	33.77				
																12/1/2022	34.78				
Bank of America (CB2870)	0120	8/29/2013	12/13/2013	12/31/2023	12/13/2013	Acquisition Lease	684	784	0.31%	PTX	Monthly	1/1/2018		0.00	0.00	12/13/2018	28.75	0.00	Finance		
										RNT	Monthly	12/13/2013	12/12/2018	1,425.00	25.00						
Starbucks Coffee (CB2876)	0130	2/15/2013	3/1/2013	2/28/2018	3/1/2013	Acquisition Lease	1,058	1,395	0.47%	RNT	Monthly	3/1/2017		2,978.51	33.76			0.00	Retail Trade		
Calyra Inc (CB2873)	0150	5/7/2009	12/1/2014	11/30/2019	12/1/2014	Acquisition Lease	2,055	1,911	0.92%	OPE	Monthly	1/1/2018		1,471.68	8.59	12/1/2018	21.34	2,500.00	Advertising (media)		
										PTX	Monthly	1/1/2018		326.87	1.91						
										RNT	Monthly	12/1/2017	11/30/2018	3,559.84	20.79						

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Tenant Name	Unit ID	Execution Date	Lease Begin Date	Lease End Date	Original Lease Begin Date	Lease Type	Unit GLA	BOMA SF	% of Building	Current Charges						Rent Steps		Security Deposit	NAICS Description	Base Year Amount/ Base Stop	Options
										Chg. Type	Frequency	Charge Start	Charge End	Charge Amount	Yr Amt PSF	Step Date	Rent Step				
PreCash Inc (PreCash1)																					
PreCash Inc (CB2879)	0200	2/6/2013	3/1/2013	2/28/2019	3/1/2013	Acquisition Lease	10,500	10,724	4.68%	OPE	Monthly	1/1/2018		2,401.40	2.74	3/1/2018	25.89	22,653.75	Computer Sys. Design & Programming		
										PTX	Monthly	1/1/2018		313.84	0.36						
										RNT	Monthly	3/1/2017	2/28/2018	21,988.75	25.13						
Total for PreCash Inc (PreCash1)							10,500	10,724						24,703.99	28.23						
ShopKeep.com Inc (CB2876)	0225	7/2/2014	9/1/2014	1/31/2020	9/1/2014	Acquisition Lease	8,821	8,885	3.94%	OPE	Monthly	1/1/2018		2,837.37	3.86	9/1/2018	27.00	61,328.01	Computer Sys. Design & Programming		
										PTX	Monthly	1/1/2018		239.93	0.33	9/1/2019	27.81				
										RNT	Monthly	9/1/2017	8/31/2018	19,273.89	26.22						
Galeis, Inc (CB2882)	0300	8/28/2013	7/1/2015	6/30/2020	7/1/2015	Acquisition Lease	20,472	20,273	9.13%	OPE	Monthly	1/1/2018		6,031.11	3.54	7/1/2018	28.41	43,478.33	Computer Sys. Design & Programming		
										PTX	Monthly	1/1/2018		651.87	0.38	7/1/2019	29.26				
										RNT	Monthly	7/1/2017	6/30/2018	47,051.48	27.58						
Infogroup, Inc. (CB2863)	0400	2/19/2013	6/21/2013	1/31/2021	6/21/2013	Acquisition Lease	13,886	14,617	6.20%	OPE	Monthly	1/1/2018		374.53	0.32	7/1/2018	28.12	35,368.44	Information		
										PTX	Monthly	1/1/2018		4,429.07	3.83	7/1/2019	28.96				
										RNT	Monthly	7/1/2017	6/30/2018	31,590.65	27.30	7/1/2020	29.83				
Green Building Services (Green Bu)																					
Green Building Services (CB2922)	0450	1/31/2013	3/17/2013	1/31/2018	3/17/2013	Acquisition Lease	5,862	5,960	2.62%	OPE	Monthly	1/1/2018	1/31/2018	4,761.58	9.75			19,376.40	Professional, Scientific, and Legal		
										OTN	Monthly	2/1/2016	1/31/2018	625.06	1.28						
										PTX	Monthly	1/1/2018	1/31/2018	898.07	1.64						
										RNT	Monthly	2/1/2017	1/31/2018	9,037.25	18.50						
Total for Green Building Services (Green Bu)							5,862	5,960						15,321.96	31.37						
City of Portland (CB2913)	0500	6/1/2009	11/1/2009	10/31/2021	11/1/2009	Acquisition Lease	20,600	20,597	9.19%	OPE	Monthly	1/1/2018		2,067.86	1.20	11/1/2018	31.24	9,966.60	Public Administration (Government)		
										RNT	Monthly	11/1/2017	10/31/2018	51,997.83	30.29	11/1/2019	32.19				
																11/1/2020	33.14				
NEEA (NEEA)																					
NEEA (CB2884)	0600	6/1/2010	11/1/2010	1/31/2021	11/1/2010	Acquisition Lease	20,003	20,680	8.93%	OPE	Monthly	1/1/2018		16,245.37	9.75	11/1/2018	16.34	26,237.27	Educational Services		
										RNT	Monthly	11/1/2017	10/31/2018	26,237.27	15.74	11/1/2019	16.94				
																11/1/2020	17.54				
Total for NEEA (NEEA)							20,003	20,680						42,482.64	25.49						
CBS Interactive Inc (CB2888)	0700	8/23/2008	8/1/2011	7/31/2018	8/1/2011	Acquisition Lease	6,240	6,429	2.78%	OPE	Monthly	1/1/2018		1,536.92	2.96			0.00	Arts & Entertainment		
										PTX	Monthly	1/1/2018		506.18	0.97						
										RNT	Monthly	8/1/2017		14,898.00	28.65						
Colehour+Cohen Inc (Colehour)																					
Colehour+Cohen Inc (CB4818)	0725	7/27/2017	10/1/2017	5/31/2023	3/1/2015	Renewal	1,602	1,602	0.71%	OPE	Monthly	1/1/2018	2/28/2018	469.79	3.52	3/1/2018	0.00	3,142.28	Other Services		Option to Renew
										PTX	Monthly	1/1/2018	2/28/2018	50.78	0.38	6/1/2018	36.00				
										RNT	Monthly	10/1/2017	2/28/2018	3,787.64	28.37	10/1/2018	37.08				
																10/1/2019	38.19				
																10/1/2020	39.34				
																10/1/2021	40.52				
																10/1/2022	41.73				
_Add'l Space: Colehour+Cohen Inc (CB4619)	0725A	7/27/2017	12/1/2017	5/31/2023	12/1/2017	Expansion	898	898	0.40%	PTX	Monthly	1/1/2018		0.00	0.00	3/1/2018	0.00	0.00	Other Services		
										RNT	Monthly	12/1/2017	11/30/2018	2,694.00	36.00	6/1/2018	36.00				
																12/1/2018	37.08				
																12/1/2019	38.19				
																12/1/2020	39.34				
																12/1/2021	40.52				
																12/1/2022	41.73				
Total for Colehour+Cohen Inc (Colehour)							2,500	2,500						7,002.21	33.61						
Quantum Spatial (Watershe)																					
Quantum Spatial (CB2926)	0800	8/17/2011	12/1/2011	3/31/2023	12/1/2011	Acquisition Lease	12,497	12,748	5.58%	OPE	Monthly	1/1/2018		2,768.11	2.66	3/1/2018	24.47	73,620.76	Professional, Scientific, and Legal		
										OTN	Monthly	7/8/2015		3,531.10	3.39	3/1/2019	25.20				
										PTX	Monthly	1/1/2018		471.63	0.45	10/1/2019	32.24				
										RNT	Monthly	3/1/2017	2/28/2018	24,744.06	23.76	1/1/2020	33.20				
																1/1/2021	34.20				
																1/1/2022	35.22				
																1/1/2023	36.28				
_Add'l Space: Quantum Spatial (CB2928)	1100	7/8/2015	8/1/2015	3/31/2023	8/1/2015	Acquisition Lease	5,105	5,179	2.28%	OPE	Monthly	1/1/2018		1,492.86	3.51	1/1/2019	32.24	0.00	Professional, Scientific, and Legal		

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Tenant Name	Unit ID	Execution Date	Lease Begin Date	Lease End Date	Original Lease Begin Date	Lease Type	Unit GLA	BOMA SF	% of Building	Chg. Type	Frequency	Current Charges: Charge Start	Charge End	Charge Amount	Yr Amt PSF	Rent Steps: Step Date	Rent Step	Security Deposit	NAICS Description	Base Year Amount/ Base Stop	Options
										OTN	Monthly	9/1/2016		1,729.14	4.06	1/1/2020	33.20				
										PTX	Monthly	1/1/2018		80.33	0.19	1/1/2021	34.20				
										RNT	Monthly	1/1/2018	12/31/2018	19,314.07	31.30	1/1/2022	35.22				
																1/1/2023	36.28				
Addl Space: Quantum Spatial (CB2929)	1250	7/8/2015	4/15/2016	3/31/2023	4/15/2016	Acquisition Lease	6,282	6,467	2.80%	OPE	Monthly	1/1/2018		1,833.00	3.50	1/1/2019	32.24	0.00	Professional, Scientific, and Legal		
										PTX	Monthly	1/1/2018		98.64	0.19	1/1/2020	33.20				
										RNT	Monthly	1/1/2018	12/31/2018	16,383.75	31.30	1/1/2021	34.20				
																1/1/2022	35.22				
																1/1/2023	36.28				
Total for Quantum Spatial (Watersha)							23,884	24,392						66,446.69	33.38						
Jack W. Olds & Co, LLP (CB2893)	0900	8/11/2015	11/1/2015	10/31/2021	11/1/2015	Acquisition Lease	5,902	6,082	2.63%	OPE	Monthly	1/1/2018		1,739.50	3.54	11/1/2018	30.06	0.00	Accounting, Tax, Bookkeeping Services		
										PTX	Monthly	1/1/2018		188.01	0.38	11/1/2019	30.96				
										RNT	Monthly	11/1/2017	10/31/2018	14,351.70	29.18	11/1/2020	31.89				
National Fish and Wild Found (CB2894)	0950	2/4/2010	7/1/2010	1/31/2018	7/1/2010	Acquisition Lease	3,039	3,242	1.36%	OPE	Monthly	1/1/2018	1/31/2018	715.02	2.82			0.00	Arts & Entertainment		
										RNT	Monthly	7/1/2017	1/31/2018	6,313.52	24.93						
Renewable NW Project (CB4419)	0975	5/11/2017	5/6/2017	11/30/2021	9/16/2011	New Lease	3,215	3,186	1.43%	OPE	Monthly	1/1/2018		903.59	3.37	12/1/2018	31.24	9,394.75	Professional, Scientific, and Legal		
										RNT	Monthly	12/1/2017	11/30/2018	8,115.20	30.29	12/1/2019	32.19				
																12/1/2020	33.14				
Kennedy Janks Consult, Inc (KennedyJ)																					
Kennedy Janks Consult, Inc (CB2895)	1000	6/8/2015	11/23/2015	2/28/2023	11/23/2015	Acquisition Lease	12,949	12,723	5.78%	OPE	Monthly	1/1/2018		3,785.68	3.51	11/23/2018	32.78	39,814.09	Professional, Scientific, and Legal		
										PTX	Monthly	1/1/2018		203.71	0.19	11/23/2019	33.77				
										RNT	Monthly	11/23/2017	11/22/2018	34,343.99	31.83	11/23/2020	34.78				
																11/23/2021	35.82				
																11/23/2022	36.90				
Total for Kennedy Janks Consult, Inc (KennedyJ)							12,949	12,723						38,333.38	35.52						
DLR Arch and Planning (DLR Arch)																					
DLR Arch and Planning (CB2899)	1212	4/13/2015	10/1/2015	12/31/2020	10/1/2015	Acquisition Lease	6,445	6,594	2.88%	OPE	Monthly	1/1/2018		1,898.21	3.53	10/1/2018	30.60	9,439.83	Professional, Scientific, and Legal		
										PTX	Monthly	1/1/2018		149.36	0.28	10/1/2019	31.52				
										RNT	Monthly	10/1/2017	9/30/2018	15,956.75	29.71	10/1/2020	32.47				
Addl Space: DLR Arch and Planning (CB3082)	1400	10/12/2017	11/1/2017	12/31/2020	11/1/2017	Expansion	1,246	1,246	0.56%	PTX	Monthly	1/1/2018		0.00	0.00	11/1/2018	37.08	4,084.61	Professional, Scientific, and Legal		
										RNT	Monthly	11/1/2017	10/31/2018	3,738.00	36.00	11/1/2019	38.19				
																11/1/2020	39.34				
Total for DLR Arch and Planning (DLR Arch)							7,691	7,840						21,742.32	33.92						
Coates Kokes, Inc. (Coates K)																					
Coates Kokes, Inc. (CB2903)	1300	3/10/2011	7/1/2011	1/31/2019	7/1/2011	Acquisition Lease	7,183	7,259	3.20%	OPE	Monthly	1/1/2018		5,048.11	8.43	7/1/2018	17.24	15,165.35	Advertising (media)		
										PTX	Monthly	1/1/2018		1,099.48	1.84						
										RNT	Monthly	7/1/2017	6/30/2018	9,876.63	16.50						
Total for Coates Kokes, Inc. (Coates K)							7,183	7,259						16,024.22	26.77						
Team Epiphany, LLC (CB3791)	1450	12/15/2016	1/1/2017	1/31/2020	1/1/2017	New Lease	1,340	1,340	0.60%	OPE	Monthly	1/1/2018		131.69	1.18	1/1/2019	38.19	4,392.97	Advertising (media)		
										PTX	Monthly	1/1/2018		0.00	0.00	1/1/2020	39.34				
										RNT	Monthly	1/1/2018	12/31/2018	4,140.60	37.08						
Time Warner (CB2887)	TEL1	6/1/2014	6/1/2014	5/31/2019	6/1/2014	Acquisition Lease	0	0	0.00%	ANT	Monthly	6/1/2017	5/31/2018	428.00	0.00			300.00	Communications Equipment		
Comcast Cable (CB2874)	TEL2	9/24/2010	9/24/2010	9/23/2020	9/24/2010	Acquisition Lease	0	0	0.00%	ANT	Monthly	9/1/2014		200.00	0.00			0.00	Communications Equipment		
Leased and Occupied Totals							197,832	200,767										370,263.42			
Total for Commonwealth Building (R41020)							224,122	224,122										376,576.94			
Grand Total for Commonwealth Building							224,122	224,122										376,576.94			

Occupancy / Vacancy Summary	Unit Count	Count %	GLA	GLA %
Vacant	6	15.38%	14,135	6.31%
Occupied	33	84.62%	209,987	93.69%
Totals	39	100.00%	224,122	100.00%

Leased / Not Leased Summary	Unit Count	Count %	GLA	GLA %
Not Leased	6	15.38%	14,135	6.31%
Leased	33	84.62%	209,987	93.69%
Totals	39	100.00%	224,122	100.00%

Charge Summary: Charge Type	Current Charges	Billed Suite GLA	Amount per GLA per Month
RNT: Base Rent	437,666	205,725	2.13
OPE: Op Exp Recov	58,514	173,998	0.34

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Occupancy / Vacancy Summary for Commonwealth Building
as of Thursday, January 04, 2018

209,987 SF
14,135 SF
Vacant
Occupied

Leased / Not Leased Summary for Commonwealth Building
as of Thursday, January 04, 2018

209,987 SF
14,135 SF
Not Leased
Leased

Unit counts include all non-0 SF Units, including Storage and Amenity spaces.

Charge Summary			
Charge Type	Current Charges	Billed Suite GLA	Amount per GLA per Month
PTX: Prop Tax Recov	9,708	129,969	0.07
OTN: Other Non-Rental Inc	5,883	23,464	0.25
STG: Storage Income	2,875	4,262	0.67
ANT: Antenna Rent	628	0	1.00
FRE: Free Rent	-24,438	19,948	-1.23
Total	490,839		

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1/4/2018
Page 5 of 6

Rent Roll for Commonwealth Building

as of Thursday, January 04, 2018

Included Properties

Commonwealth Building (R41020)

Report Parameters	
Display Lease IDs	None
Exclude Tax	No
Group By	None
Include Future Unit Area In Lease Area	No
Lease Status	Vacant, MTM, OCC, NOCC, FUT
Max Unit Area	None
Min Unit Area	None
Group MTM Separately	Yes
NAICS Code	All
Rent Type	All Rent
Report Date	Thursday, January 04, 2018
Run By	KBSREALTY\plong
Tenant ID	None
Tenant Name	None

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Page 6 of 6

EXHIBIT D
ORGANIZATIONAL CHART

Loan Agreement - Exhibit D

EXHIBIT E
NONDISTURBANCE AGREEMENT

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:
, ESQ

SUBORDINATION,
NONDISTURBANCE
AND ATTORNMENT AGREEMENT

NOTICE:
THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

DEFINED TERMS

Execution Date: As of [_________________]
Lender & Address:
Metropolitan Life Insurance Company
[_________________]
[_________________]
[_________________]

and

Metropolitan Life Insurance Company
[_________________]
[_________________]
[_________________]

Tenant & Address: [_________________]

Landlord & Address: [_________________]
Loan: A first mortgage loan in the original principal amount of $[_________________] from Lender to Landlord
Note: A Promissory Note executed by Landlord in favor of Lender in the amount of the Loan dated as of [_________________]
Security Instrument: A [Mortgage/Deed of Trust], Security Agreement and Fixture Filing dated as of [_________________], executed by Landlord [to/for the benefit of] Lender securing repayment of the Note. The Security Instrument will be recorded in the records of the County in which the Property is located.

Loan Agreement: A Loan Agreement dated as of [_________________] by and between Landlord and Lender
Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of [_____________] covering the Premises. [Add amendments]
Property: [Property Name] [Street Address] [City, State, Zip] The Property is more particularly described on Exhibit A.

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made by and among Tenant, Landlord, and Lender and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

A.Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the “Premises”).

B.Lender has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Security Instrument.

C.Landlord, Tenant and Lender all wish to subordinate the Lease to the lien of the Security Instrument.

D.Tenant has requested that Lender agree not to disturb Tenant’s rights in the Premises pursuant to the Lease in the event Lender forecloses the Security Instrument, [or acquires the Property pursuant to the power of sale contained in the Security Instrument] or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a “Foreclosure Sale”) but only if Tenant is not then in default under the Lease and Tenant attorns to Lender or a third party purchaser at the Foreclosure Sale (a “Foreclosure Purchaser”).

2

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

Section 1.Subordination. The Lease and the leasehold estate created by the Lease and all of Tenant’s rights under the Lease are and shall remain subordinate to the Security Instrument and the lien of the Security Instrument, to all rights of Lender under the Security Instrument and to all renewals, amendments, modifications and extensions of the Security Instrument.
Section 2.Acknowledgments by Tenant. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Lender as security for the Loan; (b) in the event that Lender notifies Tenant of a default under the Security Instrument and requests Tenant to pay its rent and all other sums due under the Lease to Lender, Tenant shall pay such sums directly to Lender or as Lender may otherwise request; (c) Tenant shall send a copy of any notice or statement under the Lease to Lender at the same time Tenant sends such notice or statement to Landlord and (d) this Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.
Section 3.Foreclosure and Sale. In the event of a Foreclosure Sale,
(a)    So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease, the Lease shall continue in full force and effect as a direct lease between Lender and Tenant, and Lender will not disturb the possession of Tenant, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease. Tenant agrees to attorn to and accept Lender as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale. Upon Lender’s acquisition of title to the Property, Lender will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Lender shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord); or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Lender; or (v) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; or (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Lender.
(b)    Upon the written request of Lender after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.
(c)    Notwithstanding any provisions of the Lease to the contrary, from and after the date that Lender acquires title to the Property as a result of a Foreclosure Sale, (i) Lender will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds; (ii) Tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Lender is in default of its obligations under the Lease; (iii) in no event will Lender be obligated to indemnify Tenant, except where Lender is in breach of its obligations under the Lease or where Lender has been actively negligent in the performance of its obligations as landlord; and

3

(iv) other than determination of fair market value, no disputes under the Lease shall be subject to arbitration unless Lender and Tenant agree to submit a particular dispute to arbitration.
Section 4.Subordination and Release of Purchase Options. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Landlord. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Security Instrument and are waived and released as to Lender and any Foreclosure Purchaser.
Section 5.Acknowledgment by Landlord. In the event of a default under the Security Instrument, at the election of Lender, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Lender.
Section 6.Construction of Improvements. Lender shall not have any obligation or incur any liability with respect to the completion of tenant improvements for the Premises.
Section 7.Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.
Section 8.Miscellaneous. Lender shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Security Instrument. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.
Section 9.Liability and Successors and Assigns. In the event that Lender acquires title to the Premises or the Property, Lender shall have no obligation nor incur any liability in an amount in excess of $3,000,000 and Tenant’s recourse against Lender shall in no extent exceed the amount of $3,000,000. This Agreement shall run with the land and shall inure to the benefit of the parties and their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Lender assigns or transfers its interest in the Note and Security Instrument or the Property, all obligations and liabilities of Lender under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Lender’s interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Lender.
Section 10.OFAC Provisions. Tenant and Lender hereby represent, warrant and covenant to each other, either that (i) it is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”), or is a wholly-owned subsidiary or wholly-owned affiliate of a Regulated Entity or (ii) neither it nor any person or entity that directly or indirectly (a) controls it or (b) has an ownership interest in it of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.
[Include the following if there is a guarantor of the Lease:]

4

With respect to each guarantor of Tenant’s obligations under this Lease, Tenant further represents, warrants and covenants either that (i) such guarantor is a Regulated Entity or a wholly-owned subsidiary or wholly-owned affiliate of a Regulated Entity or (ii) neither such guarantor nor any person or entity that directly or indirectly (a) controls such guarantor or (b) has an ownership interest in such guarantor of twenty-five percent (25%) or more, appears on the OFAC List.

[NO FURTHER TEXT ON THIS PAGE]

5

IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

LENDER:	METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By:	_______________________________
Name:
Title:

ACKNOWLEDGMENT

[INSERT STATE SPECIFIC ACKNOWLEDGMENT]

TENANT:	[TENANT]

By:	_______________________________
Name:
Title:

ACKNOWLEDGMENT

[INSERT STATE SPECIFIC ACKNOWLEDGMENT]

LANDLORD:	[LANDLORD]

By:	_______________________________
Name:
Title:

ACKNOWLEDGMENT

[INSERT STATE SPECIFIC ACKNOWLEDGMENT]

EXHIBIT A

PROPERTY DESCRIPTION

The undersigned guarantor to the Lease hereby consents to the foregoing Subordination, Nondisturbance and Attornment Agreement and reaffirms that the [Guaranty of Lease] dated [_________________________] remains in full force and effect as of the date of the foregoing Subordination, Nondisturbance and Attornment Agreement.

GUARANTOR:	[GUARANTOR]

By:	_______________________________
Name:
Title:

Loan Agreement - Exhibit E

EXHIBIT F
FORM OF COLLATERAL ASSIGNMENT
COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT
DEFINED TERMS

Execution Date: ____________, 2018
Loan: A first mortgage loan in the amount of up to $51,400,000 from Lender to Borrower.
Borrower & Address:
KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Clint Copulos, Senior Vice President of Asset Management

With a copy to: KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Todd Smith, VP, Controller REIT Corporate Accounting

And to:                             KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: James Chiboucas, Esq., Vice Chairman and Chief Legal Officer

And to:                             Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: Bruce Fischer, Esq.

Rate Protection Party (if not Borrower) & Address:
_____________________________
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Clint Copulos, Senior Vice President of Asset Management

Loan Agreement - Exhibit F

With a copy to: _____________________________
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Todd Smith, VP, Controller REIT Corporate Accounting
Attention: Bryce Lin, Director of Finance and Reporting

And to:                             _____________________________
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: James Chiboucas, Esq., Vice Chairman and Chief    Legal Officer

And to:                             Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: Bruce Fischer, Esq.

Lender & Address:             Metropolitan Life Insurance Company, a New York corporation
One MetLife Way
Whippany, New Jersey 07981-1449
                                              Attention: Senior Vice President, Real Estate Investments
Re: The Commonwealth Building,
                                             421 SW 6th Avenue, Portland, Oregon
With a copy to: Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Vice President
And to: Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
                                             Attention: Associate General Counsel

Note: A Promissory Note executed by Borrower in favor of Metropolitan Life Insurance Company in the amount of up to $51,400,000.00, dated as of the Execution Date executed by Borrower in favor of Lender.
Loan Agreement: A Loan Agreement dated as of the Execution Date by and between Borrower and Lender, together with all extensions, renewals, modifications, restatements and amendments thereof.
Deed of Trust: A Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the Execution Date executed by Borrower, as trustor, to Chicago Title Insurance Company, as trustee, for the benefit of Lender, as beneficiary, securing repayment of the Note to be recorded in the records of the County in which the Property is located.
Loan Documents: The Loan Agreement, Note, the Deed of Trust, the Assignment of Leases, and any

Loan Agreement - Exhibit F

other documents related to the Loan Agreement, Note and/or the Deed of Trust and all renewals, amendments, modifications, restatements and extensions of these documents.
Assignment of Leases: Assignment of Leases dated as of the Execution Date and executed by Borrower for the benefit of Lender, together with all extensions, renewals, modifications, restatements and amendments thereof.
Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower in favor of Lender. The Unsecured Indemnity Agreement is not a Loan Document and shall survive repayment of the Loan or other termination of the Loan Documents.
Guaranty: Guaranty of Recourse Obligations dated as of the Execution Date and executed by Liable Party in favor of Lender.
The Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents, except as expressly provided therein.

Loan Agreement - Exhibit F

THIS COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT (“this Agreement”) is entered into as of the Execution Date by Borrower [and Rate Protection Party] and Lender, with reference to the following facts:
A.    Lender has made the Loan to Borrower. Payment of the Note is secured by the Deed of Trust. The Deed of Trust encumbers certain real and other property more particularly described therein and referred to in the Deed of Trust and in this Agreement as the “Property.”
B.    When and as required pursuant to the terms of Section 2.10 of the Loan Agreement, Lender requires Borrower to enter into [or to cause the Rate Protection Party] to enter into this Agreement.
C.    Borrower and/or the Rate Protection Party respectively as the case may be (hereinafter, “Rate Protection Party”) acknowledges and understands that this Agreement is a material inducement for Lender’s agreement to make the Loan.
D.    Capitalized terms that are not defined in this Agreement shall have the meanings set forth in the Loan Agreement.
NOW THEREFORE, in consideration of the premises and for other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.     Assignment of Interest Rate Cap Agreement.
(a)    For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by [Borrower and Rate Protection Party], Rate Protection Party hereby assigns, grants, delivers and transfers to Lender, as collateral, all of its interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in, to and under that certain [ISDA Master Agreement / Confirmation / Confirmation and Interim Master Agreement] dated as of _____________, 20___, between Rate Protection Party and              (the “Counterparty”), [including without limitation that certain Schedule, dated as of ______________, in connection therewith] as such agreement may be amended, modified, supplemented, restated, extended, renewed and/or changed from time to time, together with all other documents executed and/or delivered in connection with and/or secured by the agreement (such other documents and the agreement being collectively referred to as the “Interest Rate Cap Agreement”), a copy of which is attached hereto as Exhibit A, including, but not limited to, any and all rights that Rate Protection Party may now or hereafter have to any and all payments, disbursements, distributions or proceeds (the “Payments”) owing, payable or required to be delivered to Rate Protection Party on account of the Interest Rate Cap Agreement, whether as contractual obligations, damages or otherwise, and all of Rate Protection Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies under or arising out of the Interest Rate Cap Agreement, in each case including all accessions and additions to, substitutions for and replacements, products, and proceeds of any or all of the foregoing (collectively, the “Rate Cap Collateral”). In the event that for any reason the Interest Rate Cap Agreement ever expires, or is terminated, rescinded or revoked and, as a result thereof, a termination fee or such similar payment is owing to Rate Protection Party by Counterparty, such sum is and shall be considered a Payment and a part of the Rate Cap Collateral and shall be held and disbursed in accordance with the terms hereof. Rate Protection Party hereby grants to Lender a security interest in and to the Rate Cap Collateral, to have and to hold the same, unto Lender, its successors and assigns. This Agreement constitutes additional security for the obligations of Rate Protection Party secured by the Deed of Trust and secured or evidenced by the other Loan Documents.

Loan Agreement - Exhibit F

(b)    Prior to any expiration or termination of the initial Interest Rate Cap Agreement, or any subsequent Interest Rate Cap Agreement, Rate Protection Party shall deliver to Lender a renewal or replacement thereof from a counterparty reasonably acceptable to Lender (which counterparty shall have a credit rating of “A2” or better by Moody’s Investors Service, Inc. and “A” or better by Standard and Poor’s Rating Group) together with the consent of the new Counterparty to this Agreement (which consent shall be substantially in the form of the Consent of the original Counterparty attached hereto) and an opinion of counsel for the new Counterparty (upon which Lender and its successors and assigns may rely) in form, scope and substance reasonably satisfactory to Lender regarding the authorization of the new Counterparty, the legality, validity, and binding effect on the new Counterparty of the new Interest Rate Cap Agreement, and such other matters as Lender shall reasonably require. Notwithstanding any other provision hereof, the notional amount of the Interest Rate Cap Agreement shall never be required to be more than the unpaid principal amount of the Note. Such new Interest Rate Cap Agreement shall contain the same terms and provisions in each and every material respect as the initial Interest Rate Cap Agreement.
(c)    If, as and when a new Interest Rate Cap Agreement is obtained by Rate Protection Party pursuant to Sections 1(b) or 6 or by Lender pursuant to Section 2(c), the term “Interest Rate Cap Agreement” as used herein shall be deemed to refer to such new Interest Rate Cap Agreement obtained by Rate Protection Party or Lender (as the case may be), and the term “Counterparty” as used herein shall be deemed to refer to the counterparty under such new Interest Rate Cap Agreement.
2.         Default.
(a)If Rate Protection Party shall fail to timely and fully perform any of its obligations under this Agreement following the expiration of any applicable notice and cure periods, if any, as may be set forth in this Agreement, then any such failure shall constitute a default under this Agreement (“Event of Default”) and also shall constitute an automatic “Event of Default” under and as defined in the Loan Agreement, and the occurrence of an “Event of Default” under and as defined in the Loan Agreement or any of the other Loan Documents shall constitute an automatic Event of Default under this Agreement. If no period of grace, notice, and/or cure is set forth herein with respect to any obligation of Rate Protection Party, then (with the specific exception of Rate Protection Party’s obligations to keep an Interest Rate Cap Agreement with the required terms and provisions in effect at all times) Rate Protection Party shall have a period equal to ten (10) business days after written notice from Lender within which to cure any default hereunder.
(b)Lender hereby instructs the Counterparty to immediately deposit all future Payments and other Rate Cap Collateral directly into an account designated by Lender and Lender may apply the proceeds thereof as provided below and/or otherwise exercise all of its rights and remedies under the Uniform Commercial Code and other applicable law. No delay or omission of Lender in exercising any such right shall impair any such right, or shall be construed as a waiver of or acquiescence in any event giving rise to such right. Proceeds of any such Payments may be held by Lender as cash collateral for Rate Protection Party’s obligations under the Loan Documents, and if an Event of Default exists, may be applied by Lender to the payment of the costs of leasing the Improvements and/or to accrued interest, late charges, principal, or any other obligation arising out of the obligations of Rate Protection Party or Liable Parties to Lender under the Loan Agreement, the Note, the Deed of Trust, any of the other Loan Documents and/or the Indemnity Agreement, in such manner as Lender in its sole discretion deems appropriate. If no Event of Default exists, proceeds of any such Payments held by Lender shall be applied by Lender to interest under the Note, then to any other amounts currently due and owing under the Loan Documents and lastly to Borrower. If held as cash collateral, such cash collateral (or what remains thereof) shall be returned to Rate Protection Party upon

Loan Agreement - Exhibit F

the indefeasible payment in full of all amounts owing under the Note, the other Loan Documents, the Guaranty and the Indemnity Agreement or upon Rate Protection Party’s cure of an Event of Default under the Loan Documents, Guaranty or Indemnity Agreement (as applicable), to the extent any such cure right is expressly provided for therein or if such cure is otherwise accepted by Lender.
(c)Without limiting any of the foregoing, in the event that Rate Protection Party fails to maintain or replace the Interest Rate Cap Agreement as and when required under Sections 1 or 6 hereof, then, subject to notice, if any, and cure periods, if any, expressly provided herein or in the Loan Agreement, Lender may (in addition to exercising any of its other rights and remedies) purchase a replacement Interest Rate Cap Agreement on the terms and conditions specified in Section 1, and the costs incurred by Lender shall be paid by Rate Protection Party to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until paid by Rate Protection Party.
(d)Without limiting any of the foregoing, in the event that Rate Protection Party fails to maintain or replace the Interest Rate Cap Agreement as and when required under Sections 1 or 6 hereof, at Lender’s sole option, Rate Protection Party and Liable Party shall each be jointly and severally liable on a recourse basis for all damages, costs, expenses, or liabilities (including attorneys’ fees) that Lender may incur as a result of such failure and the limitation on liability set forth in Section 12.20 of the Loan Agreement shall not be applicable thereto.
3.     Notification to Counterparty. Rate Protection Party and Lender hereby notify Counterparty of this Agreement and the assignment made hereby and the security interests granted to Lender hereunder. Rate Protection Party and Lender hereby instruct, Counterparty to deposit directly into an account designated by Lender all payments to be made under or pursuant to the terms of the Interest Rate Cap Agreement, without set-off, defense or counterclaim. Counterparty shall be entitled to conclusively rely (without any independent investigation) on any notice or instruction from Lender in respect of this Agreement, (ii) without limitation on the immediately preceding clause, in the event of any inconsistency between any notice or instructions from Lender and any notice or instructions from Rate Protection Party, Counterparty shall be entitled to conclusively rely (without any independent investigation) on those from Lender, and (iii) Counterparty shall be held harmless and shall be fully indemnified by Rate Protection Party from and against any and all claims, other than those ultimately determined to be proximately caused by the gross negligence or willful misconduct of Counterparty, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys' fees and disbursements) incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such instructions or notice provided by Lender.
4.     Certain Covenants of Rate Protection Party. Rate Protection Party agrees that Rate Protection Party will comply with all terms of the Interest Rate Cap Agreement, and will deliver to Lender a copy of any written or emailed notice received from Counterparty thereunder. Rate Protection Party further agrees that Rate Protection Party will not, without first obtaining the written consent of Lender, (a) convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant an option or options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration) the Interest Rate Cap Agreement or the Rate Cap Collateral, (b) amend or modify (except as provided for in the last sentence of this Section 4), cancel or terminate the Interest Rate Cap Agreement prior to its stated maturity date, except for a cancellation or termination incident to Rate Protection Party obtaining a renewal or replacement Interest Rate Cap Agreement in accordance with Sections 1(b) or 6 hereof, (c) waive or release any obligation of the Counterparty under the Interest Rate Cap Agreement, (d) consent or agree to any act or omission to act on the part of the Counterparty which, without such consent or

Loan Agreement - Exhibit F

agreement, would constitute a default under the Interest Rate Cap Agreement, (e) fail to use commercially reasonable efforts to exercise promptly and diligently each and every right which it may have under the Interest Rate Cap Agreement, or (f) take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement or any defense by the Counterparty to payment. Notwithstanding the foregoing, Rate Protection Party will not be required to obtain Lender’s prior written consent for administrative amendments or modifications to the Interest Rate Cap Agreement if such amendment or modification does not otherwise change the terms of the Interest Rate Cap Agreement, but rather modifies facts contained in the Interest Rate Cap Agreement such as, for illustrative purposes, a change in address.
5.     Representations of Rate Protection Party. Rate Protection Party represents and warrants that: (a) it has the full power, right and authority to assign its interest in the Rate Cap Collateral, and that (provided Counterparty executes the Consent attached hereto) all consents and approvals required to be obtained by Rate Protection Party, if any, for the consummation of the transactions contemplated by this Agreement have been obtained, (b) Rate Protection Party owns the Rate Cap Collateral free and clear of all liens and claims of others and Rate Protection Party has not transferred, assigned, granted a security interest in or otherwise encumbered its interest in the Rate Cap Collateral, except in favor of Lender, (c) no security agreement, financing statement or other document is on file or of record in any public office with respect to the Rate Cap Collateral, other than in favor of Lender, (d) to Rate Protection Party’s knowledge, the obligation of the Counterparty under the Interest Rate Cap Agreement to make Payments is not subject to any existing defense or counterclaim, and (e) upon the filing of a UCC Financing Statement naming Rate Protection Party, as debtor, and Lender, as secured party, in the Office of the Delaware Secretary of State, Lender will have a perfected lien on the Rate Cap Collateral, which lien is prior to all creditors of and purchasers from Rate Protection Party to the extent a security interest can be granted and perfected in the Rate Cap Collateral under the UCC as in effect in the applicable jurisdiction.
6.     Change of Rating. In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below “A-” by Standard and Poor’s Rating Group or below “A3” by Moody’s Investor Services, Inc., Rate Protection Party agrees to (or will cause the Counterparty to), in accordance with, and subject to, the terms and conditions contained in Section 2.10 of the Loan Agreement (i) replace the Interest Rate Cap Agreement with a replacement Interest Rate Cap Agreement and a new Counterparty or provide another Interest Rate Cap Agreement issued by a new Counterparty, in either case meeting the terms and conditions set forth in Section 1(b), and (ii) deliver an Assignment of Interest Rate Cap Agreement substantially identical to this form of Agreement or in form and substance otherwise reasonably acceptable to Lender, not later than fifteen (15) business days following receipt of written notice from Lender of such downgrade, withdrawal or qualification.
7.     No Assumption of Obligations. This Agreement does not include the delegation to Lender of any of Rate Protection Party’s duties, responsibilities or obligations under the Interest Rate Cap Agreement, Rate Protection Party remaining liable to perform all duties, responsibilities and obligations to be performed by Rate Protection Party thereunder. Lender shall not have any obligation or liability under the Interest Rate Cap Agreement or by reason of or arising out of this Agreement or the receipt by Lender of any Payment, including, without limitation, any obligation to perform or discharge any obligation under the Agreement by reason of this assignment or action or inaction of Lender. Rate Protection Party hereby indemnifies and holds Lender harmless for, from and against any and all losses, liabilities, obligations, charges, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’ fees and disbursements) of any kind or nature (except to the extent of

Loan Agreement - Exhibit F

any claim arising solely from the gross negligence, illegal acts or willful misconduct of Lender) incurred by Lender (a) under or by reason of the Agreement, (b) in enforcing its rights under this Agreement, (c) in defense of any claim arising out of this Agreement or (d) by reason of any alleged obligation or undertaking on the part of Lender to perform or discharge any of the terms of the Agreement. Without limiting the foregoing, nothing contained herein shall operate or be construed to place upon Lender any responsibility for the operation, control, care, management or repair of the Property or any part thereof. The indemnity set forth in this section shall survive the payment in full of the Loan and the termination of this Agreement. The powers conferred on Lender hereunder are solely to protect Lender’s interests in the Rate Cap Collateral and shall not impose any duty upon Lender to exercise any such powers. In no event shall Lender’s acceptance of this assignment cause Lender to be deemed a mortgagee in possession.
8.     Costs and Expenses. Rate Protection Party shall be responsible for, and hereby agrees to pay, all costs and expenses (including without limitation reasonable attorneys' fees, if any) incurred by Lender in connection with the execution, administration or enforcement of this Agreement. All such costs and expenses, if not paid by Rate Protection Party within ten (10) days after written request therefor, may be paid by Lender from any cash collateral held by Lender under any of the Loan Documents at any time without the consent of Rate Protection Party.
9.     Termination. This Agreement shall terminate upon the indefeasible payment in full of all amounts owing under the Note, the other Loan Documents, the Guaranty and the Indemnity Agreement.
10.     Notices. All notices, consents, approvals, elections and other communications (collectively “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or reputable overnight courier service to the parties at the addresses set forth in the Defined Terms, or in the case of Counterparty, at the address set forth below its signature (or at such other addresses as shall be given in writing by any party to the others pursuant to this Section) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such Express Mail or courier service.
11.     Rights and Remedies. The rights and remedies granted Lender under this Agreement are supplemental to, and not in limitation of, the rights and remedies of Lender under applicable law, and all such rights and remedies are not exclusive of one another, but rather are cumulative and may be pursued simultaneously. This Agreement is not intended to modify or amend any of the obligations of Rate Protection Party or the rights or remedies of Lender under any of the other Loan Documents.
12.     Further Assurances. Rate Protection Party shall at its sole cost and expense do, execute, acknowledge and deliver all further acts, assurances, authorizations, documents or instruments as Lender may reasonably request in order to effect further or confirm the purposes of this Agreement. Rate Protection Party hereby irrevocably and unconditionally appoints Lender its attorney-in-fact, with full power of substitution, to execute, file and/or record on behalf of Rate Protection Party, any such assurances, authorizations, documents and instruments of further assurance to better effect or confirm the rights and powers granted to Lender hereunder. This power, being coupled with an interest, shall be effective until all amounts due in connection with the Loan have been indefeasibly paid in full.

Loan Agreement - Exhibit F

13.     Assignment.
(a)It is the intention of the parties hereto that this Agreement is made for the benefit of Lender and its successors and assigns as the holder of the Note and the other Loan Documents, who shall have the sole right to enforce the provisions hereof and/or deal with any collateral deposited under this Agreement. Except for transfers of interests in Rate Protection Party or in the Property as expressly permitted under, and subject to the conditions of, Section 8.1(b) of the Loan Agreement, Rate Protection Party shall have no right to assign its rights and/or obligations under this Agreement and any such attempted assignment shall be null and void and shall constitute an Event of Default.
(b)In the event of the sale or transfer of Lender’s interest in the Loan, Lender shall have the right to assign this Agreement, and Rate Protection Party agrees to fully cooperate with Lender in connection therewith (including the execution of any required documents but excluding payment of any related costs or fees). Provided that any purchaser of the Loan shall assume Lender’s obligations under the Loan Documents (including but not limited to this Agreement), Lender shall have no further obligations hereunder except as a result of any breach of this Agreement by Lender occurring prior to the date of transfer of Lender’s interest in the Loan. Any duties or actions of Lender hereunder may be performed by Lender or its agent(s), including without limitation, any servicer of the Loan.
14.     Severability. If for any reason any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
15.     No Third-Party Beneficiaries. It is the intention of the parties hereto that this Agreement is made for the benefit of Lender, who shall have the sole right to enforce the provisions hereof. In no event shall Lender be construed to be Rate Protection Party’s agent, and in no event is Lender assuming the responsibility of Rate Protection Party for proper payments to others. It is intended that no party shall be a third-party beneficiary hereunder and that no provision hereof shall operate or inure to the use and benefit of such third party.
16.     Attorneys’ Fees. In the event that any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, including without limitation, in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation.
17.     Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without regard to conflict of Law principles).
18.     Limitation on Constituent Liability. Notwithstanding anything stated to the contrary in this Agreement, although Borrower and Rate Protection Party remain liable hereunder, under no circumstances shall the constituent partners, members, or shareholders in Borrower or Rate Protection Party (direct or indirect) have any liability for the payment or performance of any of Borrower’s or Rate Protection Party’s obligations hereunder.
19.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

Loan Agreement - Exhibit F

20.     ORAL LOAN AGREEMENTS. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BENEFICIARY CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Loan Agreement - Exhibit F

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Interest Rate Cap Agreement as of the Execution Date.
BORROWER:

KBSGI 421 SW 6TH AVENUE, LLC,
a Delaware limited liability company

By:	KBSGI REIT ACQUISITION II, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner

By:	______________________
Charles J. Schreiber, Jr.,
Chief Executive Officer
RATE PROTECTION PARTY:
_________________________________________
a ______________________________

Loan Agreement - Exhibit F

LENDER:
METROPOLITAN LIFE INSURANCE
COMPANY,
a New York corporation

By:	__________________
Name:
Title:

Loan Agreement - Exhibit F

CONSENT
The undersigned Counterparty hereby consents to the collateral assignment contained in the foregoing Agreement and agrees that that (a) Counterparty shall make all Payments, if any, due or to become due under the Agreement in accordance with the terms of the Agreement; provided, however, that, upon written notice from Lender that an Event of Default has occurred and is continuing under the documents evidencing or securing the Loan, Counterparty will make all such Payments, if any, directly to Lender or as Lender may otherwise direct in writing, (b) upon written notice from Lender that an Event of Default has occurred and is continuing under the documents evidencing or securing the Loan, all rights of Rate Protection Party under the Agreement, including all rights to consent to any termination or modification of same or grant any other consent thereunder, shall be exercisable by Lender.
The undersigned further agrees that all such Payments to Lender shall be made without setoff, defense, or counterclaim.
The undersigned agrees not to amend or modify (except as provided for in the last sentence of this paragraph), cancel or terminate the Interest Rate Cap Agreement at the instruction or request of Rate Protection Party prior to its stated maturity date without the prior written consent of Lender; provided, however nothing in this paragraph shall prevent or prohibit Counterparty from exercising any and all rights (including the right to terminate the Interest Rate Cap Agreement) in the event of an Event or Default or Termination Event, where Rate Protection Party is the sole Defaulting Party or sole Affected Party, as applicable. Notwithstanding the foregoing, Counterparty will not be required to obtain Lender’s prior written consent for administrative amendments or modifications to the Interest Rate Cap Agreement if such amendment or modification does not otherwise change the terms of the Interest Rate Cap Agreement, but rather modifies facts contained in the Interest Rate Cap Agreement such as, for illustrative purposes, a change in address.
Counterparty shall be entitled to conclusively rely (without any independent investigation) on any notice or instructions from Lender in respect of the Agreement. In the event of any inconsistency between any notice or instructions from Rate Protection Party and any notice or instructions from Lender, Counterparty shall be entitled to conclusively rely (without any independent investigation) on the notice or instruction from Lender. Counterparty shall be held harmless and shall be fully indemnified by Rate Protection Party from and against any and all claims, other than those ultimately determined to be proximately caused by the gross negligence or willful misconduct of Counterparty, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys' fees and disbursements) incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such instructions or notice provided by Lender. Rate Protection Party releases Counterparty from all liability in connection with Counterparty’s compliance with Lender’s written instructions.

Loan Agreement - Exhibit F

This agreement shall remain in effect until Lender notifies Counterparty in writing that the Loan and all other indebtedness owed by Borrower and Rate Protection Party to Lender, and all other sums due and payable to Lender under the Loan Documents have been repaid in full. This Agreement may not be modified without the written consent of Lender.
Delivery of an executed counterpart of a signature page of this acknowledgment by telecopy or mail shall be effective as delivery of a manually executed original counterpart of this acknowledgment. This acknowledgment may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this acknowledgment to produce or account for more than one such counterpart.

COUNTERPARTY:	____________________________________________

By:	_______________________________________

Name:	________________________________
Its: ____________________________________

Address:	___________________________
________________________________
________________________________

Loan Agreement - Exhibit F